Exhibit 4.1

TRAC INTERMODAL LLC,
as Company,

TRAC INTERMODAL CORP.,
as Co-Issuer,

THE GUARANTORS NAMED HEREIN,
as Guarantors,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee and Notes Collateral Agent

INDENTURE

Dated as of August 9, 2012

11% Senior Secured Notes due 2019

Reconciliation and tie between Trust Indenture Act
of 1939 and Indenture, dated as of August 9, 2012*

Trust Indenture Act Section		Indenture Section

§ 310	(a)(1)	608
	(a)(2)	608
	(a)(5)	608
(b)		609
§ 311		101,605
§ 312	(a)	701
	(b)	702
	(c)	702
§ 313	(a)	703
	(b)(1)	1402
	(b)(2)	1402
	(c)	602, 703
	(c)(1)	703
	(c)(2)	703
§ 314	(a)	102, 105, 106, 1009
	(a)(4)	1008
	(b)	1402, 1403, 1404
	(c)(1)	102
	(c)(2)	102
	(c)(3)	N/A
	(d)	1402
	(e)	102
	(f)	N/A
§ 315	(a)	601, 603
	(b)	106, 602, 603
	(c)	601, 603
	(d)	601, 603
	(e)	603, 609
§ 316	(a)(last sentence)	101 (“Outstanding”)
	(a)(1)(A)	502, 512
	(a)(1)(B)	513
	(b)	508
	(c)	104(d)
§ 317	(a)(1)	503
	(a)(2)	504
	(b)	1003
§ 318	(a)	111

*     This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

TABLE OF CONTENTS1

1       This table of contents shall not, for any purpose, be deemed to be a part of this Indenture.

i

EXHIBITS

EXHIBIT A – Form of Note

EXHIBIT B – Form of Certificate of Transfer

EXHIBIT C – Form of Certificate of Exchange

EXHIBIT D – Form of Supplemental Indenture

EXHIBIT E – Form of Incumbency Certificate

v

INDENTURE, dated as of August 9, 2012 (this “Indenture”), among TRAC INTERMODAL LLC, a Delaware limited liability company (the “Company”), having its principal office at 211 College Road East, Princeton, New Jersey, 08540, TRAC INTERMODAL CORP., a Delaware corporation (the “Co-Issuer,” and, together with the Company, the “Issuers”), having its principal office at 211 College Road East, Princeton, New Jersey, 08540, the Guarantors (as defined herein) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Notes Collateral Agent”).

RECITALS OF THE ISSUERS

Each of the Issuers has duly authorized the creation of an issue of 11% Senior Secured Notes due 2019 issued on the date hereof (the “Initial Notes”) and (ii) if and when issued pursuant to the Registration Rights Agreement, dated the date hereof, among the Issuers, the Guarantors and the Initial Purchasers (as defined therein), 11% Senior Secured Exchange Notes due 2019 issued in an Exchange Offer in exchange for any Initial Notes (the “Exchange Notes,” and collectively with the Initial Notes, the “Notes”), of substantially the tenor and amount hereinafter set forth, and to provide therefor each of the Issuers has duly authorized the execution and delivery of this Indenture.  As used herein, “Notes” shall include any Additional Notes that are issued pursuant to this Indenture unless the context otherwise requires.

Each Guarantor has duly authorized its Guarantee of the Initial Notes, and if and when issued, the Exchange Notes and to provide therefor each Guarantor has duly authorized the execution and delivery of this Indenture.  Upon the issuance of the Exchange Notes, if any, or the effectiveness of a Shelf Registration Statement, this Indenture shall be subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

All things necessary have been done to make the Notes, when executed by the Issuers and authenticated and delivered hereunder and duly issued by the Issuers, the valid and legally binding obligations of the Issuers and to make this Indenture a valid and legally binding agreement of the Issuers, in accordance with their and its terms.

All things necessary have been done to make the Guarantees, upon execution and delivery of this Indenture, the valid obligations of each Guarantor and to make this Indenture a valid and legally binding agreement of each Guarantor, in accordance with their and its terms.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

SECTION 101.              Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)           the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(b)           all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms “cash transaction” and “self-liquidating paper,” as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

(c)           all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (as herein defined);

(d)           the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(e)           “or” is not exclusive;

(f)            “including” means including without limitation;

(g)           unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(h)           secured Indebtedness shall not be deemed to be subordinate or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral; and

(i)            Indebtedness that is not guaranteed shall not be deemed to be subordinate or junior to Indebtedness that is guaranteed merely because of such guarantee.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“ABL Agent” means JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent, and any of its successors or assigns.

“ABL Facility” means the Credit Agreement dated as of the Issue Date among Interpool, Inc., the other loan parties party thereto, the various lenders and agents party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, together with any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any note purchase agreements, indentures, credit facilities, asset backed facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility, note purchase agreement or indenture that increases the amount borrowable thereunder, alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“ABL Secured Parties” means the ABL Agent and holders of Lenders Debt secured by the Collateral.

“Acquired Indebtedness” means, with respect to any specified Person:

(1)           Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person; and

(2)           Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Act,” when used with respect to any Holder, has the meaning specified in Section 104 of this Indenture.

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Additional Interest Notice” has the meaning specified in Section 1016 of this Indenture.

“Additional Notes” means additional notes issued under this Indenture, to the extent permitted by Section 316 and 1011, which are secured equally and ratably with the Notes by the Collateral.

“Adjusted EBITDA” means, with respect to any Person for any period, the sum of (without duplication):

(1)           Consolidated Net Income of such Person for such period plus collections of the principal portion of any direct finance leases and

(2)           to the extent Consolidated Net Income has been reduced thereby:

(a)           provision for taxes based on income or profits, plus franchise or similar taxes, of such Person for such period deducted in computing Consolidated Net Income;

(b)           Consolidated Interest Expense (and other components of Fixed Charges to the extent changes in GAAP after the Issue Date result in such components reducing Consolidated Net Income) of such Person for such period to the extent the same was deducted in calculating such Consolidated Net Income, including any noncash interest charges in accordance with GAAP;

(c)           Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such depreciation and amortization were deducted in computing Consolidated Net Income;

(d)           any fees, expenses or charges, or any amortization thereof, related to any Equity Offering or issuance of Equity Interests, Permitted Investment, acquisition, disposition, recapitalization or Indebtedness permitted to be incurred by this Indenture (whether or not successful) or any repayment of Indebtedness, refinancing transaction or amendment or modification of any debt instrument, including such fees, expenses or charges related to the offering of the Notes and the Credit Facilities, and deducted in computing Consolidated Net Income and including, in each case, any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction;

(e)           any loss related to the disposition of assets;

(f)            the amount of any restructuring charge deducted in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Issue Date;

(g)           any other noncash charges reducing Consolidated Net Income for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period;

(h)           the amount of any non-controlling interest expense deducted in calculating Consolidated Net Income (less the amount of any cash dividends paid to the holders of such minority interests);

(i)            any expenses related to the use and maintenance of tires or rims that are used in the process of remanufacturing chassis;

(j)            any expenses related to the refurbishment, retrofitting or reconstruction of Chassis Assets, that extend the useful economic life of such Chassis Assets;

(k)           expenses related to the implementation of new accounting pronouncements and other regulatory requirements;

(l)            any net loss resulting from currency exchange risk Hedging Obligations;

(m)          any foreign exchange loss on debt;

(n)           the amount of loss on sale of any Securitization Assets and related assets to a Securitization Subsidiary in connection with a Qualified Securitization Transaction;

(o)           the amount of management, monitoring, consulting and advisory fees and related expenses paid to the Sponsor or any of its Affiliates;

(p)           all other extraordinary, non-recurring or unusual losses, and less

(3)           to the extent Consolidated Net Income has been increased thereby:

(a)           non-cash gains pursuant to (2) above increasing Consolidated Net Income of such Person for such period, excluding any gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period (other than such cash charges that have been added back to Consolidated Net Income in calculating Adjusted EBITDA in accordance with this definition);

(b)           any gain related to the disposition of assets;

(c)           any net gains resulting from currency exchange risk Hedging Obligations;

(d)           any gains resulting from foreign exchange gains on debt;

(e)           all other extraordinary, non-recurring or unusual gains;

all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Affiliate Transaction” has the meaning specified in Section 1013 of this Indenture.

“After-Acquired Property” means any property of the Issuers or any Guarantor acquired after the Issue Date that would constitute Collateral had such property been owned by the Issuers or any Guarantor on the Issue Date and is intended to secure the Obligations under this Indenture and the Notes pursuant to this Indenture and the Security Documents.

“Agent” means any Note Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1)           1.0% of the principal amount of the Note; or

(2)           the excess, if any, of:

(a)           the present value at such Redemption Date of (i) the redemption price of the Note at August 15, 2015 (such redemption price being set forth in the table appearing in Section 1101), plus (ii) all required interest payments due on the Note through August 15, 2015 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

(b)           the principal amount of the Note, if greater.

“Applicable Premium Deficit” has the meaning specified in Section 1304 of this Indenture.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1)           the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a sale and leaseback) of the Issuers, a Guarantor or any Restricted Subsidiary (each referred to in this definition as a “disposition”), or

(2)           the issuance or sale of Equity Interests of the Issuers or any Restricted Subsidiary, whether in a single transaction or a series of related transactions (other than preferred stock of Restricted Subsidiaries issued in compliance with Section 1011).

Notwithstanding the foregoing, the following items will not be deemed to be Asset Sales:

(a)           (i) a disposition of Cash Equivalents or obsolete, damaged or worn out Chassis Assets (including scrap resulting from the remanufacturing process thereof) in the ordinary course of business, (ii) any disposition of any abandoned, lost, destroyed or stolen Chassis Assets or (iii) a disposition of inventory or goods held for sale in the ordinary course of business;

(b)           the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to Article Eight or any disposition that constitutes a Change of Control pursuant to this Indenture;

(c)           the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 1010;

(d)           any issuance or sale of Equity Interests of the Company;

(e)           any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate Fair Market Value of less than $2.0 million;

(f)            any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

(g)           to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, as amended, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(h)           the lease (including, without limitation, pursuant to a finance lease or an operating lease), assignment, sub-lease or license of any real or personal property in the ordinary course of business;

(i)            any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary (with the exception of Investments in Unrestricted Subsidiaries acquired pursuant to clause (j) of the definition of “Permitted Investments”);

(j)            foreclosures, condemnation or any similar action on assets or the granting of Liens not prohibited by this Indenture on assets;

(k)           (i) the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof or in a bankruptcy or similar proceeding and (ii) the sale or discount of inventory, accounts receivable or notes receivable or the conversion of accounts receivable to notes receivable in the ordinary course of business;

(l)            the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claim of any kind, in each case, in the ordinary course of business;

(m)          the transfer of assets pursuant to a Customer Leasing Arrangement, including the sale of assets to lease customers upon the termination of a Customer Leasing Arrangement pursuant to the terms thereof; provided that the proceeds of such transfer must be applied in accordance with Section 1018;

(n)           the licensing or sub-licensing of intellectual property and software, including Poolstat Software, or other general intangibles in the ordinary course of business;

(o)           any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business;

(p)           the unwinding of any Hedging Obligations;

(q)           sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(r)            the abandonment of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Company are not material to the conduct of the business of the Company and the Restricted Subsidiaries taken as a whole;

(s)            any financing transaction with respect to property built or acquired, by the Company or any Restricted Subsidiary after the Issue Date;

(t)            any Sale and Lease-Back Transactions permitted by this Indenture;

(u)           sales of Securitization Assets or related assets in connection with any Qualified Securitization Transaction; and

(v)           any transfer, dividend or other distribution of Parent Stock.

“Asset Sale Offer” has the meaning specified in Section 1018 of this Indenture.

“Authenticating Agent” has the meaning specified in Section 612 of this Indenture.

“Bank Lenders” means the lenders under the Credit Facilities.

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law for the relief of debtors.

“Board of Directors” means, with respect to any Person, either the board of directors or managing members, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee of such board.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and, if required by this Indenture, delivered to the Trustee.

“Borrowing Base” means, as of any date, an amount equal to 85% of the book value of the accounts receivable and 85% of the book value of the Chassis Assets of the Company and the Restricted Subsidiaries (excluding accounts receivable and Chassis Assets of a Restricted Subsidiary that is not a Guarantor which secure Permitted Non Guarantor Indebtedness) on a consolidated basis as of the end of the most recently completed fiscal quarter preceding such date for which internal financial statements are available.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York or the city in which the Trustee’s designated corporate trust office is located are authorized or obligated by law, regulation or executive order to close.

“Capital Stock” means:

(1)           in the case of a corporation, corporate stock,

(2)           in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock,

(3)           in the case of a partnership or a limited liability company or a business trust, partnership,  membership or beneficial interests, as applicable, (whether general or limited), and

(4)           any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Capitalized Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet (excluding the footnotes thereto) in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid or terminated by the lessee without payment of a penalty; provided that leases that are required to be classified and accounted for as capital leases in accordance with GAAP solely because of the duration of the term of the lease or the fact that the present value of the minimum lease payments of the equipment subject to such lease exceeds 90.0% of the Fair Market Value of such equipment shall not be deemed to be Capitalized Lease Obligations.

“Cash Equivalents” means:

(1)           United States dollars,

(2)           pounds sterling,

(3)           (a) euro, or any national currency of any participating member state in the European Union, (b) Canadian dollars, or (c) in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business,

(4)           securities issued or directly and fully and unconditionally guaranteed or insured by the United States or Canadian government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition,

(5)           certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic or foreign commercial bank having capital and surplus of not less than $250.0 million in the case of U.S. banks and $100.0 million in the case of non-U.S. banks,

(6)           repurchase obligations for underlying securities of the types described in clauses (4) and (5) above entered into with any financial institution meeting the qualifications specified in clause (5) above,

(7)           commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and, in each case, maturing within 24 months after the date of creation thereof,

(8)           investment funds investing at least 95.0% of their assets in securities of the types described in clauses (1) through (7) above,

(9)           readily marketable direct obligations issued by any state of the United States or any political subdivision thereof or any Province of Canada having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 12 months or less from the date of acquisition, and

(10)         Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition.

In the case of Investments by any Foreign Subsidiary that is a Restricted Subsidiary, Cash Equivalents shall also include (a) investments of the type and maturity described in clauses (1) through (8) and clause (10) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (b) local currencies and other short-term investments utilized by Foreign Subsidiaries that are Restricted Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (1) through (10) and in this definition.

“Certificate of Title” has the meaning ascribed to such term in the Security Agreement.

“Certificate of Title Collateral” has the meaning ascribed to such term in the Security Agreement.

“Change of Control” means:

(1)           any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Voting Stock representing 50.0% or more of the voting power of the total outstanding Voting Stock of the Company; provided, however, that for purposes of determining “beneficial ownership” for purposes of this definition, no “person” or “group” will be attributed beneficial ownership of the Company as a result of the ownership, directly or indirectly, of the Capital Stock or control of SeaCastle Inc. following an initial public offering of the Company or a direct or indirect parent entity of the Company (other than SeaCastle Inc.); or

(2)           all or substantially all of the assets of the Company and the Restricted Subsidiaries, taken as a whole, are sold or otherwise transferred to any Person other than a Wholly-Owned Restricted Subsidiary or one or more Permitted Holders; or

(3)           the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the Permitted Holders beneficially own 50.0% or more of the total voting power of the Voting Stock of the surviving or transferee Person or any of its direct or indirect parent companies or (ii) the Voting Stock of the Company outstanding, immediately prior to such transaction, is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person or any direct or indirect holding company thereof, constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person or such direct or indirect holding company thereof (immediately after giving effect to such issuance).

For purposes of this definition, any direct or indirect holding company of the Company shall not itself be considered a “Person” or “group” for purposes of clause (1) above; provided that no “Person” or “group” (other than the Permitted Holders) beneficially owns, directly or indirectly, more than 50.0% of the total voting power of the Voting Stock of such holding company.

“Change of Control Offer” has the meaning specified in Section 1017 of this Indenture.

“Change of Control Payment” has the meaning specified in Section 1017 of this Indenture.

“Change of Control Payment Date” has the meaning specified in Section 1017 of this Indenture.

“Chassis Assets” means chassis, containers and other assets related thereto including, without limitation, generator sets, trailers and ancillary services and products.

“Clearstream” means Clearstream Banking, Société Anonyme, and its successors.

“Co-Issuer” means TRAC Intermodal Corp.

“Collateral” means all the assets and properties subject to the Liens created by the Security Documents (including the Security Agreement Collateral and the Trust Collateral) to secure the Notes and the Guarantees.

“Collateral Asset Sale” means an Asset Sale of Collateral.

“Collateral Trust Agreement” means the Collateral Trust Agreement dated as of the Issue Date among the Company, the Co-Issuer, the Notes Collateral Agent, the ABL Agent and the Collateral Trustee.

“Collateral Trust Security Agreement” means the Collateral Trust Security Agreement dated as of the Issue Date among the Company, the Co-Issuer, the Guarantors and the Collateral Trustee.

“Collateral Trustee” means the collateral trustee under the Collateral Trust Agreement, and any of its successors or assigns, who shall hold the Trust Collateral, the Collateral Trust Security Agreement and related documents in trust for, among others, the Notes Collateral Agent.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” means, with respect to any Person, any and all shares, interests, participations and other equivalents (however designated, whether voting or non-voting) of such Person’s common stock, whether now outstanding or issued after the date of this Indenture, and includes, without limitation, all series and classes of such common stock.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“consolidated” or “Consolidated” means, with respect to any Person, such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expenses, excluding any items which are classified as Consolidated Interest Expense in accordance with GAAP, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication:

(a)           interest expense of such Person (as determined in accordance with GAAP) and its Restricted Subsidiaries for such period; less

(b)           interest income for such period; and less

(c)           to the extent included in (a):

(1) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses;

(2) any expensing of bridge, commitment and other financing fees (including commission, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances);

(3) noncash interest charges (including (i) any noncash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to the Derivative and Hedging Topic, and including noncash interest expense attributable to the amortization of losses resulting from the termination and, or, modification of Hedging Obligations and (ii) noncash interest expenses related to Capital Leases or attributable solely to a reclassification as a Capital Lease under GAAP);

(4) any expenses resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting in connection with any acquisition;

(5) any accretion of accrued interest on discounted liabilities;

(6) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Securitization Transaction and plus

(d)           to the extent (a) has been reduced thereby:

(1) noncash interest expenses attributable to the amortization of gains resulting from the termination and, or, modification of Hedging Obligations.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the net income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that:

(1)           any net after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including, without limitation, relating to severance, relocation and new product introductions) shall be excluded;

(2)           the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(3)           any net after-tax effect of income (loss) from disposed, abandoned or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) shall be excluded;

(4)           any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the management of the Company shall be excluded;

(5)           the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that the Consolidated Net Income of the Company shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

(6)           solely for the purpose of determining the amount available for Restricted Payments under Section 1010(a)(4)(C), the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived; provided that Consolidated Net Income of the Company will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Company or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(7)           the effects of adjustments (including the effects of such adjustments pushed down to the Company and the Restricted Subsidiaries) in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of recapitalization accounting or, if applicable, purchase accounting in relation to any acquisition that is consummated after the Issue Date or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;

(8)           any net after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded;

(9)           any net after-tax effect of any impairment charges or asset write-offs or write downs, including impairment charges or asset write-offs or write downs related to intangible assets, long-lived assets including leasing equipment and direct finance leases, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(10)         any net after-tax effect of (i) any noncash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, and any cash charges associated with the rollover, acceleration or payout of Equity Interests by management of the Company or any of its direct or indirect parent entity of the Company in connection with the Transactions and (ii) any noncash compensation expense resulting from the application of Financial Accounting Standards Board (“FASB”) Codification Topic Share Based Payment, shall be excluded;

(11)         any net after-tax effect of (i) any net unrealized gains or losses (after any offset) resulting in such period from Hedging Obligations and the application of FASB Codification Topic Derivatives and Hedging and (ii) any net unrealized gains or losses (after any offset) resulting in such period from currency translation gains or losses including those related to the termination and/or modification of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk) shall be excluded;

(12)         any restoration to income of any contingency reserve of an extraordinary, nonrecurring or unusual nature, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date shall be excluded; and

(13)         any net after-tax effect of accretion of accrued interest on discounted liabilities shall be excluded.

In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted under this Indenture.

Notwithstanding the foregoing, for the purpose of Section 1010 only (other than clause (a)(4)(C)(4) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Company and the Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Company and the Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Company or any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case, only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(4)(C)(4) thereof.

“Consolidated Senior Secured Debt Ratio” means, as of any date of determination, the ratio of (1) the aggregate principal amount of Indebtedness of the Company and/or the Restricted Subsidiaries that is secured by any Lien, net of cash and Cash Equivalents of the Company and its Restricted Subsidiaries on a consolidated basis, to (2) the Company’s Adjusted EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio, provided, however, that any proceeds from the incurrence of Indebtedness for which such calculation is being made shall not be included in the amount of cash and Cash Equivalents of the Company and its Restricted Subsidiaries.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1)           to purchase any such primary obligation or any property constituting direct or indirect security therefore;

(2)           to advance or supply funds:

(A)          for the purchase or payment of any such primary obligation; or

(B)          to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)           to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Corporate Trust Office” means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at Wells Fargo Bank, National Association, 625 Marquette Avenue, 11th Floor, MAC N9311-110, Minneapolis, MN 55479, except that with respect to presentation of the Notes for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted.

“corporation” includes corporations, associations, companies and business trusts.

“Covenant Defeasance” has the meaning specified in Section 1303 of this Indenture.

“Covenant Suspension Event” has the meaning specified in 1023 of this Indenture.

“Credit Facilities” means, with respect to the Company, one or more debt facilities, including, without limitation, the ABL Facility, credit facilities, asset backed facilities, commercial paper facilities, indentures or note purchase agreements providing for revolving credit loans, term loans, notes, receivables financing, including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against receivables, letters of credit or other indebtedness, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures, note purchase agreements, credit facilities, asset backed facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Customer Leasing Arrangement” means any arrangement entered into in the ordinary course of business providing for the lease or rental by a customer of the Company or any Restricted Subsidiary, as the case may be, from the Company or any such Restricted Subsidiary, as lessor, of one or more Chassis Assets and any amendment, extension, renewal, modification or combination of any of the foregoing.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 307 of this Indenture.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 312 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means The Depository Trust Company (“DTC”), its nominees and their respective successors.

“Designated Noncash Consideration” means the Fair Market Value of noncash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, executed by a senior vice president or the principal financial officer of the Company, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Noncash Consideration.

“Designated Preferred Stock” means preferred stock of the Company or any parent entity thereof (in each case, other than Disqualified Stock) that is issued for cash (other than to a Guarantor or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate executed by a senior vice president or the principal financial officer of the Company or the applicable parent thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (a)(4)(C) of Section 1010.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable, other than as a result of a change of control or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, other than as a result of a change of control or asset sale, in whole or in part, in each case, prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; provided further, that any Capital Stock held by any current or former employee, director, officer or consultant pursuant to any stock subscription or shareholders’ agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries.

“Domestic Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person other than a Foreign Subsidiary.

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of Common Stock or preferred stock of the Company or any direct or indirect parent entity of the Company (excluding Disqualified Stock), other than

(1)           public offerings with respect to the Company’s or any direct or indirect parent entity’s common stock registered on Form S-8;

(2)           any such public or private sale that constitutes an Excluded Contribution; and

(3)           any sales to the Company or any of its Restricted Subsidiaries.

“euro” means the single currency of participating member states of the EMU.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

“Event of Default” has the meaning specified in Section 501 of this Indenture.

“Excess Proceeds” has the meaning specified in Section 1018 of this Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Notes” has the meaning specified in the first recital of this Indenture.  Unless the context otherwise requires, all references to the Exchange Notes shall include 11% Senior Secured Exchange Notes due 2019 issued in exchange for any Additional Notes.

“Exchange Offer” means the Exchange Offer as defined in the Registration Rights Agreement.

“Exchange Offer Registration Statement” means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.

“Exchanging Dealer” means a “Participating Broker-Dealer as defined in the Registration Rights Agreement.

“Excluded Assets” means Excluded Property as defined in the Security Agreement.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the Company from:

(a)           contributions to its common equity capital, and

(b)           the sale (other than to a Subsidiary of the Company or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any distributor equity plan or agreement of the Company) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company,

in each case designated as Excluded Contributions pursuant to an officer’s certificate executed by a senior vice president or the principal financial officer of the Company on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in Section 1010(a)(4)(C).

“Existing Indebtedness” means Indebtedness of the Issuers or the Restricted Subsidiaries in existence on the Issue Date, plus interest accruing thereon.

“Excluded Subsidiary” means each of Military Transport, Inc., Interpool Chassis Funding L.L.C. and Transact Corporation.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the chief financial officer, chief accounting officer, controller of the Company or the Restricted Subsidiary with respect to valuations not in excess of $25.0 million or determined in good faith by the Board of Directors of the Company or the Restricted Subsidiary with respect to valuations equal to or in excess of $25.0 million which determination will be conclusive (unless otherwise provided in this Indenture).

“Filing Agent” means (a) a registered Maine titling agent or (b) the department of motor vehicles or a registered titling agent under the motor vehicle laws of any other state, both of which titling agents are to the satisfaction of the Notes Collateral Agent in its discretion (provided that the Notes Collateral Agent shall be deemed to be satisfied, if the ABL Agent is satisfied with the applicable titling agent).

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of Adjusted EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any Restricted Subsidiary incurs, assumes, guarantees or redeems, retires or extinguishes any Indebtedness (other than reductions in amounts outstanding under revolving facilities unless accompanied by a corresponding termination of commitment) or issues or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated, but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or preferred stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Company or any Restricted Subsidiary during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in Adjusted EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company (including pro forma expense and cost reductions, regardless of whether these cost savings could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission related thereto). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of

(a)           Consolidated Interest Expense,

(b)           all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock (including any Designated Preferred Stock) or any Refunding Capital Stock of such Person; and

(c)           all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Stock.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is (i) not organized or existing under the laws of the United States, any state thereof, the District of Columbia, and any Restricted Subsidiary of such Foreign Subsidiary or (ii) treated for U.S. federal income tax purposes as an entity disregarded as separate from its owner and substantially all of the assets of such Restricted Subsidiary consist of any entity or entities described in clause (i) above.

“Foreign Subsidiary Total Assets” means the total assets of the Foreign Subsidiaries of the Company, as determined in accordance with GAAP in good faith by the Company without intercompany eliminations.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Financial Accounting Standards Board Accounting Standards Codification or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States which is in effect on the Issue Date. At any time after the Issue Date, the Company may elect to apply International Financial Reporting Standards (“IFRS”) accounting principles in lieu of GAAP for purposes of calculations hereunder, and upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Indenture); provided that any calculation or determination in this Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Company shall give notice of any such election made in accordance with this definition to the Trustee and the Holders.

“Global Note Legend” means the legend set forth in Section 203 hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Sections 201, 312(b)(3), 312(b)(4), 312(d)(2) or 312(f) hereof.

“Government Securities” means securities that are:

(a)           direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(b)           obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America;

which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuers’ Indenture Obligations.

“Guarantor” means each of:

(a)         Interpool, Inc. and Trac Lease, Inc.; and

(b)         any other Subsidiary of the Company that executes a Guarantee in accordance with the provisions of this Indenture;

and their respective successors and assigns, in each case, until the Guarantee of such Person has been released in accordance with the provisions of this Indenture; provided that any Unrestricted Subsidiaries, Excluded Subsidiaries, Foreign Subsidiaries or Securitization Subsidiaries shall not be Guarantors.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1)           currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and/or combinations thereof; and

(2)           other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Holder” means a holder of the Notes issued under this Indenture.

“incur” has the meaning specified in Section 1011 of this Indenture.

“incurrence” has the meaning specified in Section 1011 of this Indenture.

“Indebtedness” means, with respect to any Person, without duplication:

(a)           any indebtedness (including principal and premium) of such Person, whether or not contingent:

(1)           in respect of borrowed money;

(2)           evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without double counting, reimbursement agreements in respect thereof);

(3)           representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations but excluding any lease obligations that do not constitute a Capitalized Lease Obligation pursuant to the proviso contained in the definition thereof), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case, accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP;

(4)           representing any Hedging Obligations,

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided that Indebtedness of any direct or indirect parent entity of the Company appearing upon the balance sheet of the Company solely by reason of push-down accounting under GAAP shall be excluded;

(a)           to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person, other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(b)           to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person, whether or not such Indebtedness is assumed by such Person;

provided, however, that Contingent Obligations incurred in the ordinary course of business and obligations under or in respect of any Qualified Securitization Transaction (except to the extent it would constitute indebtedness on the consolidated balance sheet of the Company) shall be deemed not to constitute Indebtedness.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this Indenture and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be part of and govern this instrument and any such supplemental indenture, respectively.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” has the meaning stated in the first recital of this Indenture.

“Initial Purchasers” means J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., DVB Capital Markets LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC.

“Intercreditor Agreement” means the intercreditor agreement dated as of the Issue Date among the ABL Agent, the Notes Collateral Agent, the Issuers and each Guarantor, as it may be amended from time to time in accordance with this Indenture.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers and distributors, commission, travel, moving and similar advances to officers, directors and employees, in each case, made in the ordinary course of business), purchases or other acquisitions or evidences of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Company in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.  For purposes of the definition of “Unrestricted Subsidiary” and Section 1010,

(1)           “Investments” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the net book value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(x)           the Company’s “Investment” in such Subsidiary at the time of such redesignation, less

(y)           the portion (proportionate to the Company’s equity interest in such Subsidiary) of the net book value of the net assets of such Subsidiary at the time of such redesignation; and

(2)           any property transferred to or from an Unrestricted Subsidiary shall be valued at its net book value at the time of such transfer, in each case, as determined in good faith by the Company.

The amount of any Investment outstanding at any time shall be the original cost of such Investment (determined, in the case of an Investment made with assets of the Company or any Restricted Subsidiary, based on the net book value of the assets invested), reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Company or a Restricted Subsidiary in respect of such Investment.

“Issue Date” means August 9, 2012.

“Issuer Request” or “Issuer Order” means a written request or order signed in the name of the Issuers by an Officer of each of the Issuers and delivered to the Trustee.

“Junior Lien Priority” means, relative to specified Indebtedness, having a Lien priority junior to that of the Lien in favor of the Holders on specified Collateral and subject to the Intercreditor Agreement or the Collateral Trust Agreement, as the case may be.

“Legal Defeasance” has the meaning specified in Section 1302 of this Indenture.

“Lenders Debt” means (i) any Indebtedness outstanding from time to time under the ABL Facility, (ii) any Indebtedness (other than the Notes but including Credit Facilities other than the ABL Facility) which has a first-priority security interest in the Collateral, and (iii) all cash management Obligations and Hedging Obligations incurred with any Bank Lender (or their affiliates).

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Management Group” means at any time, the Chairman of the Board, any President, any Executive Vice President or Vice President, any Managing Director, any Treasurer and any Secretary or other executive officer of any direct or indirect parent entity of the Company, the Company or any Subsidiary of any such company at such time.

“Maturity,” when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Company, a Guarantor or any Restricted Subsidiary in respect of any Asset Sale, including, without limitation, any cash received upon the sale or other disposition of any Designated Noncash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Noncash Consideration, including, without limitation, legal, accounting and investment banking fees, payments made in order to obtain necessary consent required by applicable law, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, other fees and expenses, including title and recordation expenses, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Indebtedness secured by a Lien permitted under this Indenture on assets that do not constitute Collateral required (other than required by clause (1) of the second paragraph of Section 1018(b)) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company or any Restricted Subsidiary after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Non-Collateral Asset Sale” means an Asset Sale of assets that are not Collateral.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Register” and “Note Registrar” have the respective meanings specified in Section 305.

“Noteholder Secured Parties” means the Trustee, Notes Collateral Agent, the Holders and any successor or transferee of any of the foregoing.

“Notes” has the meaning stated in the first recital of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture.  The Initial Notes, the Exchange Notes and the Additional Notes shall be treated as a single class for all purposes of this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes, any Additional Notes and the Exchange Notes issued in exchange for the Initial Notes and any Additional Notes.

“Notes Collateral Agent” means Wells Fargo Bank, National Association, in its capacity as “Collateral Agent” under this Indenture, in its capacity as “Notes Representative” under the Collateral Trust Agreement and in its capacity as notes collateral agent under the Security Documents, and any successor thereto in such capacity.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the Offering Memorandum dated August 2, 2012 relating to the Notes.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

“Officers’ Certificate” means a certificate signed on behalf of an Issuer by two Officers of such Issuer, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Issuer.

“Opinion of Counsel” means, with respect to any Person, a written opinion reasonably acceptable to the Trustee from legal counsel.  The counsel may be counsel for such Person, including an employee of such Person or any Subsidiary of such Person.

“Other Pari Passu Lien Obligations” means any Additional Notes and any other Indebtedness having Pari Passu Lien Priority relative to the Notes with respect to the Collateral; provided that the holders of such Indebtedness or their trustee, agent or other authorized representative executes a joinder to the Collateral Trust Agreement and the Intercreditor Agreement in the forms provided for therein.

“Outstanding,” when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(i)            Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)           Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)          Notes, except to the extent provided in Sections 1302 and 1303, with respect to which the Company has effected Legal Defeasance and/or Covenant Defeasance as provided in Article Thirteen; and

(iv)          Notes which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.

“Parent Stock” means the stock of a parent entity of the Company, held by Interpool Limited as of the Issue Date.

“Pari Passu Lien Priority” means, relative to specified Indebtedness, having a Lien priority equal to that of the Lien in favor of the Holders on specified Collateral and subject to the Collateral Trust Agreement and the Intercreditor Agreement.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Paying Agent” means any Person (including the Company or any Guarantor of the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company.

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the

Company or any of the Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with Section 1018.

“Permitted Holders” means the collective reference to the Sponsor, its Affiliates (other than any portfolio company managed by the Sponsor, its Affiliates or any fund managed by the Sponsor or its Affiliates, excluding Seacastle Inc.) and the Management Group. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(a)           any Investment in the Company or any Restricted Subsidiary;

(b)           any Investment in cash and Cash Equivalents;

(c)           any Investment by the Company or any Restricted Subsidiary in a Person if as a result of such Investment:

(1)           such Person becomes a Restricted Subsidiary, or

(2)           such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary, it being understood that any Investment held by such Person shall be deemed a Permitted Investment; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(d)           any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to Section 1018, or any other disposition of assets not constituting an Asset Sale;

(e)           any Investment existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date or an Investment that replaces, refinances or refunds an Investment existing on the Issue Date; provided that the amount of any such new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded (after giving effect to write-downs or write-offs with respect to such Investment), and is made in the same Person as the Investment replaced, refinanced or refunded;

(f)            advances to, or guarantees of Indebtedness of, employees not in excess of $5.0 million outstanding at any one time, in the aggregate;

(g)           any Investment acquired by the Company or any Restricted Subsidiary

(1)           in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Company of such other Investment or accounts receivable (including any trade creditor or customer); or

(2)           in satisfaction of judgments against other Persons; or

(3)           as a result of a foreclosure by the Company or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(h)           Hedging Obligations permitted under Section 1011(b)(10);

(i)            loans to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business;

(j)            [Reserved];

(k)           Investments the payment for which consists of Equity Interests of the Company, or any direct or indirect parent entity of the Company (exclusive of Disqualified Stock); provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under Section 1010(a)(C);

(l)            guarantees of Indebtedness permitted under Section 1011;

(m)          any transaction to the extent it constitutes an Investment that is permitted and made in accordance with Section 1013(b) (except transactions described in clauses (2), (6), (7) and (19) of such Section 1013(b)); provided, however, that with respect to transactions described in clause (15) of Section 1013(b), such transactions do not exceed $10.0 million in the aggregate;

(n)           Investments consisting of purchases, acquisitions and the remanufacturing of Chassis Assets, inventory, supplies, material or equipment or the licensing or contribution of intellectual property, including Poolstat Software, pursuant to joint marketing arrangements with other Persons;

(o)           additional Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (o) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash and/or marketable securities), not to exceed the greater of (x) $60.0 million and (y) 3.0% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(p)           repurchases of the Notes;

(q)           any Investments received in compromise or resolution of (1) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of the Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (2) litigation, arbitration or other disputes with Persons who are not Affiliates;

(r)            any Investment in a Person (other than the Company or a Restricted Subsidiary) pursuant to the terms of any agreements in effect on the Issue Date and any Investment that replaces, refinances or refunds an existing Investment; provided that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded (after giving effect to write downs or write-offs with respect to such Investment), and is made in the same Person as the Investment replaced, refinanced or refunded;

(s)            endorsements for collection or deposit in the ordinary course of business;

(t)            any Investment in any Subsidiary of the Company or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

(u)           Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing customer contracts and loans or advances made to distributors in the ordinary course of business; and

(v)           Investments in or relating to a Securitization Subsidiary that, in the good faith determination of the Company are necessary or advisable to effect any Qualified Securitization Transaction or any repurchase obligation in connection therewith.

“Permitted Liens” means, with respect to any Person:

(1)           pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws, old-age pensions, other social security benefits or other insurance related obligations (including, but not limited to, in respect of deductibles, self insured retention amounts and premiums and adjustments thereto) or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case, incurred in the ordinary course of business;

(2)           Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case, for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and, in the case of Collateral, such proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3)           Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings and, in the case of Collateral, such proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4)           Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5)           minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6)           deposits made in the ordinary course of business to secure liability to insurance carriers;

(7)           Liens deemed to exist in connection with Investments in repurchase agreements described in Section 1011 hereof; provided that such Liens do not extend to any assets other than those that are subject of the repurchase agreement;

(8)           Liens existing on the Issue Date (other than Liens in favor of secured parties under the ABL Facility);

(9)           Liens on property or shares of stock or other assets of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a subsidiary; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(10)         Liens on property or other assets at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(11)         Liens securing Indebtedness permitted to be incurred pursuant to Section 1011(b)(4); provided that such Liens extend only to those assets and property acquired with the proceeds of such Indebtedness;

(12)         Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary permitted to be incurred in accordance with Section 1011;

(13)         Liens securing Hedging Obligations that constitute Lenders Debt or other Liens so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligations;

(14)         Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(15)         leases and subleases of real property granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company or any of the Restricted subsidiaries;

(16)         Liens arising from Uniform Commercial Code or similar state law financing statement filings regarding operating leases entered into by the Company and the Restricted Subsidiaries in the ordinary course of business;

(17)         Liens in favor of either Issuer or any Guarantor;

(18)         Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (8), (9), (10), (13) and (17); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (8), (9), (10), (13) and (17) at the time the original Lien became a Permitted Lien under this Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement and (z) the new Lien has no greater priority and the holders of the Indebtedness secured by such Lien have no greater intercreditor rights relative to the Notes and Holders thereof than the original Liens and the related Indebtedness;

(19)         additional Liens securing obligations in an aggregate amount not to exceed the greater of (x) $50.0 million and (y) 3.0% of Total Assets at any one time outstanding;

(20)         any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(21)         Liens solely on any cash earnest money deposits made by the Company or any Restricted Subsidiary in connection with any letter of intent or purchase agreement or in connection with the rental of real or personal property;

(22)         Liens to secure Indebtedness of any Foreign Subsidiary permitted by Section 1011(b)(18) covering only the assets of such Foreign Subsidiary;

(23)         Licenses or sublicenses in the ordinary course of business;

(24)         Liens securing judgments for the payment of money not constituting an Event of Default under Section 501(5) so long as any such Liens securing judgments in excess of $10.0 million are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(25)         Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(26)         Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(27)         Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(28)         Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any of the Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any of the Restricted Subsidiaries in the ordinary course of business;

(29)         Liens arising out of conditional sale, title retention, consignment, direct finance leases or similar arrangements for the sale or purchase of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(30)         Liens on the assets of non-Guarantor Subsidiaries securing Indebtedness of the Issuers or Restricted Subsidiaries that were permitted by the terms of this Indenture to be incurred;

(31)         Grants of licenses or sub-licenses of intellectual property and software, including Poolstat Software, or other general intangibles in the ordinary course of business;

(32)         Liens securing Indebtedness permitted to be incurred under the Credit Facilities or Lenders Debt pursuant to clause (iii) of the definition thereof that was permitted by the terms of this Indenture to be incurred pursuant Section 1011(b)(1), including, but not limited to, any letter of credit facility relating thereto;

(33)         Liens securing the Notes outstanding on the Issue Date, Refinancing Indebtedness with respect to such Notes and the Guarantees relating thereto and any obligations with respect to such Notes, Refinancing Indebtedness and Guarantees;

(34)         Liens on Securitization Assets and related assets incurred in connection with a Qualified Securitization Transaction;

(35)         Liens pursuant to any Sale and Lease-Back Transaction and any Capitalized Lease Obligation permitted to be incurred and limited to the assets that are subject to such Sale and Lease-Back Transaction or Capitalized Lease Obligation;

(36)         Liens on the Collateral in favor of any collateral agent relating to such collateral agent’s administrative expenses with respect to the Collateral; and

(37)         Liens securing Other Pari Passu Lien Obligations permitted to be incurred pursuant to Section 1011(a), provided that, other than with respect to Additional Notes in an aggregate amount not to exceed $50.0 million, at the time of incurrence and after giving pro forma effect thereto, the Consolidated Senior Secured Debt Ratio would be no greater than 4.5 to 1.0.

For purposes of determining compliance with this definition, (A) Permitted Liens need not be incurred solely by reference to one category of Permitted Liens described above but are permitted to be incurred in part under any combination thereof and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens described above, the Company may, in its sole discretion, classify or reclassify such item of Permitted Liens (or any portion thereof) in any manner that complies with this definition and the Company may divide and classify a Lien in more than one of the types of Permitted Liens in one of the above clauses.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Permitted Warehousing Transaction” means any transaction designated as such pursuant to an officer’s certificate executed by a Responsible Officer of an Issuer or Guarantor entered into by an Issuer or Guarantor or any Restricted Subsidiary with another Person on an arm’s length basis in which an Issuer or Guarantor or any Restricted Subsidiary acquires Rental Fleet Assets over rolling periods with the intent to transfer such Rental Fleet Assets to such Person, which Person shall then engage such Issuer or Guarantor or Restricted Subsidiary to manage, lease or enter into similar arrangements with regard to such Rental Fleet Assets, provided no Rental Fleet Asset may be owned by such Issuer or Guarantor or such Restricted Subsidiary and included in such warehousing arrangement (without transferring such Rental Fleet Assets to such Person) for more than 180 consecutive days. For the avoidance of doubt, the management, lease or similar arrangement with respect to a Permitted Warehousing Transaction will not constitute Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Pledged Chassis” has the meaning ascribed to such term in the Security Agreement.

“Poolstat Software” means the intellectual property software used by the Company and its Subsidiaries and licensed to customers to aggregate chassis activity data and generate reports on such data.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 in exchange for a mutilated Note or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Private Placement Legend” has the meaning specified in Section 203 of this Indenture.

“Purchase Agreement” means that certain Purchase Agreement dated August 2, 2012 among the Company, the Co-Issuer, the Guarantors and the Initial Purchasers.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the Fair Market Value of any such assets or Capital Stock shall be determined in accordance with the definition thereof.

“Qualified Securitization Transaction” means any transaction or series of transactions that may be entered into by the Company or any Restricted Subsidiary pursuant to which the Company or any Restricted Subsidiary may sell, convey, assign or otherwise transfer to a Securitization Entity any Securitization Assets to obtain funding for the operations of the Company or any Restricted Subsidiary:

(1)           for which no term of any portion of the Indebtedness or any other obligations (contingent or otherwise) or securities incurred or issued by any Person in connection therewith:

(A)          directly or indirectly provides for recourse to, or any obligation of, the Company or any Restricted Subsidiary in any way, whether pursuant to a guarantee or otherwise, except for Standard Undertakings;

(B)          directly or indirectly subjects any property or asset of the Company or any Restricted Subsidiary (other than the Capital Stock of a Securitization Subsidiary) to the satisfaction thereof, except for Standard Undertakings; or

(C)          results in such Indebtedness, other obligations or securities constituting Indebtedness of the Company or a Restricted Subsidiary, including following a default thereunder;

(2)           for which the terms of any Affiliate Transaction between the Company or any Restricted Subsidiary, on the one hand, and any Securitization Entity, on the other, other than Standard Undertakings and Permitted Investments, are no less favorable than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s length basis from a Person that is not an Affiliate of the Company; and

(3)           in connection with which, neither the Company nor any Restricted Subsidiary has any obligation to maintain or preserve a Securitization Entity’s financial condition, cause a Securitization Entity to achieve certain levels of operating results, fund losses of a Securitization Entity, or except in connection with Standard Undertakings, purchase assets of a Securitization Entity.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for Moody’s or S&P or both, as the case may be.

“Record Date” means either a Regular Record Date or a Special Record Date.

“Redemption Date” when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Refinancing Indebtedness” has the meaning specified in Section 1011 of this Indenture.

“Refunding Capital Stock” has the meaning specified in Section 1010 of this Indenture.

“Registration Rights Agreement” means that certain Registration Rights Agreement dated August 9, 2012 among the Company, the Co-Issuer, the Guarantors and the Initial Purchasers and with respect to any Additional Notes, one or more registration rights agreements, if any, among the Company, the Co-Issuer, the Guarantors and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company and the Co-Issuer to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

“Regular Record Date” has the meaning specified in Section 301 of this Indenture.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

“Regulation S Legend” means the legend set forth in Section 203.

“Regulation S Permanent Global Note” means a permanent Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend, the Private Placement Legend and the Regulation S Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Regulation S Temporary Global Note” means a temporary Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend, the Private Placement Legend, the Regulation S Legend and the Regulation S Temporary Global Note Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Regulation S Temporary Global Note Legend” means the legend set forth in Section 203.

“Regulation S-X” means Regulation S-X under the Securities Act.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Company or a Restricted Subsidiary in exchange for assets transferred by the Company or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Rental Fleet Assets” has the meaning ascribed to such term in the Security Agreement.

“Required Perfection Date” means, with respect to Certificate of Title Collateral that is (a) SUBI Collateral, 120 days after the Effective Date (as such period may be extended by the Notes Collateral Agent; provided that the Notes Collateral Agent shall be deemed to have extended such period, if the ABL Agent has consented to such extension under the comparable provision of the ABL Facility), (b) owned as of the Issue Date by any Issuer or Guarantor that has been pledged to the Collateral Agent as Trust Collateral on the Issue Date, 30 days after the Issue Date (as such period may be extended by the Notes Collateral Agent; provided that the Notes Collateral Agent shall be deemed to have extended such period, if the ABL Agent has consented to such extension under the comparable provision of the ABL Facility) and (c) acquired by an Issuer or Guarantor after the Issue Date that has been pledged to the Collateral Agent as Trust Collateral after the Issue Date, 30 days after the date which such Certificate of Title Collateral is pledged to the Notes Collateral Agent (as such period may be extended by the Notes Collateral Agent; provided that the Notes Collateral Agent shall be deemed to have extended such period, if the ABL Agent has consented to such extension under the comparable provision of the ABL Facility).

“Responsible Officer,” when used with respect to the Trustee, means any vice president, any assistant treasurer, any trust officer or assistant trust officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payments” has the meaning specified in Section 1010 of this Indenture.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means, unless otherwise specified, at any time, any direct or indirect Subsidiary of the Company (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“Retired Capital Stock” has the meaning specified in Section 1010 of this Indenture.

“Reversion Date” has the meaning specified in Section 1023 of this Indenture.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard and Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any direct or indirect arrangement providing for the leasing by the Company or any Restricted Subsidiary of any real or tangible personal property (or a right to receive such property), which property has been or is to be sold or transferred to a third Person, including a representative of such third Person, by whom funds have been or are to be advanced on the security of such property in contemplation of such leasing.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Security Agreement” means the Pledge and Security Agreement dated as of the Issue Date among the Company, the Co Issuer, the Guarantors and the Notes Collateral Agent, as may be amended, restated, supplemented or otherwise modified from time to time.

“Security Agreement Collateral” means all the assets and properties of the Issuers and the Guarantors subject to the Liens created by the Security Agreement.

“Security Documents” means the security agreements (including the Security Agreement and the Collateral Trust Security Agreement), pledge agreements, deeds to secure debt, collateral assignments, control agreements and related agreements (including, without limitation, financing statements under the Uniform Commercial Code of the relevant states and financing statements under Canada’s Personal Property Security Act, as applicable), as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in the Collateral as contemplated by this Indenture.

“Securitization Assets” means:

(a)           accounts receivable, leases, conditional sale agreements, instruments, chattel paper, installment sale contracts, obligations, general intangibles, chassis, equipment and equipment residuals, residual interests and other similar assets, in each case, relating to goods, inventory or services of the Company and its Subsidiaries;

(b)           contractual rights, guarantees, letters of credit, Liens, insurance proceeds, certificates, collections and other similar assets, in each case, related to the foregoing; and

(c)           proceeds of all of the foregoing.

“Securitization Entity” means a Securitization Subsidiary or any other Person not an Affiliate of the Company, in each case, whose sole business activity is to engage in Qualified Securitization Transactions, including to issue securities or other interests in connection with a Qualified Securitization Transaction.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with, any Qualified Securitization Transaction.

“Securitization Subsidiary” means an Unrestricted Subsidiary of the Company, as designated by the Company, that engages in no activities other than Qualified Securitization Transactions and activities related thereto. Any such designation by the Company will be evidenced to the Trustee by filing with the Trustee an Officers’ Certificate.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof.

“Similar Business” means any business conducted or proposed to be conducted by the Company and the Restricted Subsidiaries on the date of this Indenture or any business that is similar, reasonably related, complimentary, incidental or ancillary thereto.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

“Sponsor” means Fortress Investment Group LLC or any of its successors.

“Stated Maturity,” when used with respect to any Note or any installment of principal thereof or interest thereon, means the date specified in such Notes as the fixed date on which the principal of such Notes or such installment of principal or interest is due and payable.

“Standard Undertakings” means representations, warranties, covenants, indemnities and similar obligations entered into by the Company or any Subsidiary of the Company in connection with a Qualified Securitization Transaction, which are customary in similar non-recourse receivables securitization transactions and which do not cause any Indebtedness incurred in connection therewith to constitute Indebtedness of the Company or any Restricted Subsidiary or a liability on the balance sheet of the Company or the Restricted Subsidiaries prepared in accordance with GAAP, including following a default thereunder.

“SUBI Certificate” has the meaning ascribed to such term in the Security Agreement.

“SUBI Collateral” means all Certificate of Title Collateral allocated to the SUBI Certificate on the Issue Date.

“Subordinated Indebtedness” means:

(a)           with respect to the Company, any Indebtedness of the Company which is by its terms subordinated in right of payment to the Notes, and

(b)           with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to the Guarantee of such Guarantor.

“Subsidiary” means, with respect to any Person,

(1)           any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50.0% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time; and

(2)           any partnership, joint venture, limited liability company, business trust or similar entity of which:

(x)           more than 50.0% of the capital accounts, distribution rights, total equity and voting interests, general or limited partnership interests or beneficial interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise; and

(y)           such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Successor Company” has the meaning specified in Section 801 of this Indenture.

“Successor Person” has the meaning specified in Section 802 of this Indenture.

“Suspended Covenants” has the meaning specified in Section 1023 of this Indenture.

“Suspension Date” has the meaning specified in Section 1023 of this Indenture.

“Suspension Period” has the meaning specified in Section 1023 of this Indenture.

“Total Assets” means the total assets of the Company and the Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Company for which internal financial statements are available immediately preceding the date on which any calculation of Total Assets is being made, with such pro forma adjustments for transactions consummated on or prior to or simultaneously with the date of the calculation as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“TRAC Lease” means a terminal rental adjustment clause lease.

“Transactions” means the issuance of the Notes offered hereby on the Issue Date, the use of proceeds therefrom as described under the caption “Use of Proceeds” and other transactions in connection therewith or incidental thereto.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to August 15, 2015; provided, however, that if the period from the Redemption Date to August 15, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Collateral” means all collateral pledged by the Issuers and the Guarantors to the Collateral Trustee, under the Collateral Trust Security Agreement, which shall include (a) all Chassis Assets covered by a certificate of title, certificate of ownership or other registration certificate, and (b) all accounts, chattel paper, documents, lease contracts, general intangibles, the collateral account established pursuant to the Trust Collateral Agreement and all cash and Permitted Investments held therein, books and records and proceeds related to Chassis Assets under clause (a).

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed, except as provided in Section 905.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means:

(1)           any Subsidiary of the Company which at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below); and

(2)           any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Company or any Subsidiary of the Company (other than any Subsidiary of the Subsidiary to be so designated); provided that:

(a)           any Unrestricted Subsidiary must be an entity of which shares of the Capital Stock, beneficial interests or other Equity Interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or Equity Interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the Company;

(b)           such designation complies with Section 1010, and

(c)           each of (1) the Subsidiary to be so designated; and (2) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any Restricted Subsidiary.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation no Default or Event of Default shall have occurred and be continuing and either:

(1)           the Company could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under Section 1011(a), or

(2)           the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the Board of Directors of the Company shall be notified by the Company to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“Untitled Chassis” has the meaning ascribed to such term in the Security Agreement.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Vice President,” when used with respect to the Company, the Co-Issuer or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or preferred stock, as the case may be, at any date, the quotient obtained by dividing:

(1)           the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness, the earlier of the date of any buyout option or any final payment with respect to Capitalized Lease Obligations or redemption or similar payment with respect to such Disqualified Stock or preferred stock multiplied by the amount of such payment, by

(2)           the sum of all such payments.

“Wholly-Owned Restricted Subsidiary” means any Wholly-Owned Subsidiary that is a Restricted Subsidiary.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

SECTION 102.              Compliance Certificates and Opinions.

Upon any application or request by the Issuers to the Trustee to take any action under any provision of this Indenture, the Issuers shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with (provided that, such Opinion of Counsel shall not be given in connection with the original issuance of the Notes), except that (i) in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished and (ii) subject to Section 802 hereof, no Opinion of Counsel shall be required in connection with the addition of a Guarantor under this Indenture upon execution and delivery by such Guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit D hereto.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 1008(a)) shall include:

(1)           a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)           a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103.              Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104.              Acts of Holders.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuers.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuers, if made in the manner provided in this Section.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)           The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.

(d)           If the Issuers shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuers may, at their option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuers shall have no obligation to do so.  Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.  Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Issuers or any Guarantor in reliance thereon, whether or not notation of such action is made upon such Note.

SECTION 105.              Notices, Etc., to Trustee, Issuers, Any Guarantor and Agent.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)           the Trustee by any Holder or by the Issuers or any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be via facsimile) to or with the Trustee at Wells Fargo Bank, National Association, 625 Marquette Avenue, 11th Floor, MAC N9311-115, Minneapolis, MN 55479, Attention: TRAC Administrator, or

(2)           the Issuers or any Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or delivered in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to the Issuers or such Guarantor addressed to it at the address of its principal office specified in the first paragraph, Attention: General Counsel, or at any other address previously furnished in writing to the Trustee by the Issuers or such Guarantor.

All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

SECTION 106.              Notice to Holders; Waiver.

Where this Indenture provides for notice of any event to Holders by the Issuers or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid or by overnight air courier guaranteeing next day delivery, to each Holder affected by such event, at his address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.  Notices given by publication or electronic delivery shall be deemed given on the first date on which publication or electronic delivery is made and notices given by first-class mail, postage prepaid, shall be deemed given five calendar days after mailing.

In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 107.              Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 108.              Successors and Assigns.

All agreements of each Issuer in this Indenture and the Notes will bind its successors.  All agreements of the Trustee and the Notes Collateral Agent in this Indenture will bind their respective successors.  All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 1209 hereof.  The provisions of Article Fourteen relating to the Notes Collateral Agent shall inure to the benefit of such Notes Collateral Agent.

SECTION 109.              Separability Clause.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 110.              Benefits of Indenture.

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Note Registrar and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 111.              Governing Law.

This Indenture, the Notes and any Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles thereof.  This Indenture is subject to the provisions of the Trust Indenture Act that are referred to herein or are otherwise required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

SECTION 112.              Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Issuers, the Trustee, the Note Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

SECTION 113.              Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity or Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal (or premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be.

SECTION 114.              No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Issuers or any Guarantor or any of their parent companies shall have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation.  Each Holder by accepting a Note and the related Guarantee waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes and the Guarantees.

SECTION 115.              Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.  If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

SECTION 116.              Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be original; but such counterparts shall together constitute but one and the same instrument.  The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 117.              USA Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act of 2001, the Trustee and the Agents, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account.  The parties to this Indenture agree that they will provide the Trustee and the Agents with such information as they may reasonably request in order to satisfy the requirements of the USA Patriot Act.

SECTION 118.              Intercreditor Agreement Governs.

Reference is made to the Intercreditor Agreement and the Collateral Trust Agreement.  Each Holder, by its acceptance of a Note, (a) consents to the terms provided for in the Intercreditor Agreement and the Collateral Trust Agreement, (b) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and (c) authorizes and instructs the Notes Collateral Agent to enter into the Intercreditor Agreement as Notes Collateral Agent and on behalf of such Holder and the Collateral Trust Agreement as Notes Representative and on behalf of such Holder.  The foregoing provisions are intended as an inducement to the lenders under the ABL Facility to extend credit and such lenders are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreement and the Collateral Trust Agreement.

SECTION 119.              Waiver of Jury Trial.

EACH OF THE ISSUERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 120.              [Intentionally Deleted].

SECTION 121.              No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture or loan or debt agreement of the Issuers or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret this Indenture.

ARTICLE TWO

NOTE FORMS

SECTION 201.              Forms Generally.

The Initial Notes and the Exchange Notes shall be known and designated as “11% Senior Secured Notes due 2019” of the Issuers.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage; provided, that any such notations, legends or endorsements are in a form reasonably acceptable to the

Issuers.  Each Note will be dated the date of its authentication.  The Notes shall be in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

Any Definitive Notes shall be printed, lithographed, typewritten or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the Officers of the Issuers executing such Notes, as evidenced by their execution of such Notes.

Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with written instructions given by the Holder thereof as required by Section 312 hereof.

Notes offered and sold in reliance on Regulation S will be issued initially in the form of the Regulation S Temporary Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided.  The Restricted Period will be terminated prior to the stated 40 day period upon the receipt by the Trustee of a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream, certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note bearing the Private Placement Legend, all as contemplated by Section 312 hereof) or such other method of obtaining such non-United States beneficial ownership certification as the Issuers and the Trustee shall determine.

Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures.  Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee will cancel the Regulation S Temporary Global Note.  The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer

Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream.  Exchange Notes shall be issued substantially in the form set forth in Exhibit A.

SECTION 202.              Form of Trustee’s Certificate of Authentication.

The Trustee shall, upon receipt of an Issuer Order, authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes.  The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuers pursuant to one or more Issuer Orders, except as provided in Section 306 hereof.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

Subject to Section 611, the Trustee’s certificate of authentication shall be in substantially the following form:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION.

This is one of the Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

Dated:

By
Authorized Signatory

SECTION 203.              Restrictive Legends.

Except as permitted by Section 204 below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution therefor) shall bear the following legend set forth below (the “Private Placement Legend”) on the face thereof:

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE ‘‘SECURITIES ACT’’) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF

REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES, AND ANY SELLER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND

Each Global Note shall also bear the following legend (the “Global Note Legend”) on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED, BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 312 OF THE INDENTURE.

Each Note issued hereunder that has more than a de minimis about of original issue discount for U.S. Federal Income Tax purposes shall bear a legend in substantially the following form:

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE.  A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTES BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE ISSUERS AT THE FOLLOWING ADDRESS:  TRAC INTERMODAL LLC, 211 COLLEGE ROAD EAST, PRINCETON, NEW JERSEY 08540; ATTENTION: GENERAL COUNSEL.

Each Regulation S Global Note, and each Definitive Note issued in exchange therefor or substitution therefor, will bear a Legend in substantially the following form (the “Regulation S Legend”):

BY ITS ACQUISITION HEREOF, THE HOLDER THEREOF REPRESENTS THAT IT IS NOT U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

The Regulation S Temporary Global Note will bear a Legend in substantially the following form (the “Regulation S Temporary Global Note Legend”):

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

SECTION 204.              Unrestricted Global Notes.

Any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of Section 312 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

ARTICLE THREE

THE NOTES

SECTION 301.              Title and Terms.

The aggregate principal amount of Notes which may be authenticated and issued under this Indenture is not limited; provided, however, that any Additional Notes issued under this Indenture are issued in accordance with Sections 303 and 1011 hereof, as part of the same series as the Notes.

The Notes shall be known and designated as the “11% Senior Secured Notes due 2019” of the Issuers.  The Stated Maturity of the Notes shall be August 15, 2019, and the Notes shall bear interest at the rate of 11% per annum from August 9, 2012, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable on February 15, 2013 and semi-annually thereafter on February 15 and August 15 in each year and at said Stated Maturity, until the principal thereof is paid or duly provided for and to the Person in whose name the Note (or any Predecessor Note) is registered at the close of business on the February 1 and August 1 immediately preceding such Interest Payment Date (each, a “Regular Record Date”).

The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of the Issuers maintained for such purpose or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the Note Register of Holders; provided that all payments of principal, premium, if any, and interest, if any, with respect to Notes represented by one or more Global Notes registered in the name of or held by Depositary or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof.  Until otherwise designated by the Issuers, the Issuers’ office or agency shall be the office of the trustee maintained for such purpose.

Holders shall have the right to require the Issuers to purchase their Notes, in whole or in part, in the event of a Change of Control pursuant to Section 1017.  The Notes shall be subject to repurchase pursuant to an offer to purchase as provided in Section 1018.

The Notes shall be redeemable as provided in Article Eleven.

The due and punctual payment of principal of, premium, if any, and interest on the Notes payable by the Issuers is irrevocably and unconditionally guaranteed, to the extent set forth herein, by each of the Guarantors.

SECTION 302.              Denominations.

The Notes shall be issuable only in registered form without coupons and only in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

SECTION 303.              Execution, Authentication, Delivery and Dating.

The Notes shall be executed by at least one Officer of each of the Issuers on behalf of the applicable Issuer.  The signature of any Officer on the Notes may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes.

Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of an Issuer shall bind such Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Issuers may deliver Notes executed by the Issuers to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Issuer Order shall authenticate and deliver such Notes.  Such Issuer Order shall identify the Notes to be authenticated, the date on which the original issue of the Notes is to be authenticated, the number of separate Note certificates, the principal amount of such Notes to be authenticated, the registered holder of each of the said Notes, and delivery instructions.

On the Issue Date, the Issuers shall deliver the Initial Notes in the aggregate principal amount of $300,000,000 executed by the Issuers to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Notes, directing the Trustee to authenticate the Notes and certifying that all conditions precedent to the issuance of Notes contained herein have been fully complied with, and the Trustee in accordance with such Issuer Order shall authenticate and deliver such Initial Notes.  At any time and from time to time after the Issue Date, the Issuers may deliver Additional Notes executed by the Issuers to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Additional Notes, directing the Trustee to authenticate the Additional Notes and certifying that the issuance of such Additional Notes is in compliance with Article Ten hereof and that all other conditions precedent to the issuance of Notes contained herein have been fully complied with, and the Trustee in accordance with such Issuer Order shall authenticate and deliver such Additional Notes.  On Issuer Order, the Trustee shall authenticate for original issue Exchange Notes in an aggregate principal amount not to exceed $300,000,000 plus the aggregate principal amount of any Additional Notes issued; provided that such Exchange Notes shall be issuable only upon the valid surrender for cancellation of Initial Notes and any Additional Notes of a like aggregate principal amount in accordance with an Exchange Offer pursuant to the Registration Rights Agreement and the Issuer Order for the authentication and delivery of such Exchange Notes shall certify that all conditions precedent to the issuance of such Exchange Notes are complied with (including the effectiveness of the Exchange Offer Registration Statement related thereto).  In each case, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel of the Issuers that it may reasonably require in connection with such authentication of Notes.  Such order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

In case the either Issuer or any Guarantor, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Issuer or such Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed a supplemental indenture hereto with the Trustee pursuant to Article Nine, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Issuer Request of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange.  If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

SECTION 304.              Temporary Notes.

In the event Definitive Notes are to be issued pursuant to the terms of this Indenture, pending the preparation of Definitive Notes, the Issuers may execute, and upon Issuer Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

If temporary Notes are issued, the Issuers will cause Definitive Notes to be prepared without unreasonable delay.  After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuers designated for such purpose pursuant to Section 1002, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Notes, the Issuers shall execute and upon Issuer Order the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations.  Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

SECTION 305.              Registration, Paying Agent, Registration of Transfer and Exchange.

The Issuers shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuers shall provide for the registration of Notes and of transfers of Notes.  The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time.  At all reasonable times, the Note Register shall be open to inspection by the Trustee.  The Trustee is hereby initially appointed as note registrar (the “Note Registrar”) for the purpose of registering Notes and transfers of Notes as herein provided and as Paying Agent.  The Issuers may appoint one or more co-registrars and one or more additional paying agents.  The Issuers may change any Paying Agent or Note Registrar without prior notice to any Holder.  The Issuers shall notify the Trustee in writing of the name and address of any Agent not party to this Indenture.  If the Issuers fail to appoint or maintain another entity as Note Registrar or Paying Agent, the Trustee shall act as such.  The Issuers or any Guarantor may act as Paying Agent or Note Registrar.

The Issuers initially appoint DTC to act as Depositary with respect to the Global Notes.

Upon surrender for registration of transfer of any Note at the office or agency of the Issuers designated pursuant to Section 1002, the Issuers shall execute, and upon Issuer Order the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations of a like aggregate principal amount.

At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency.  Whenever any Notes are so surrendered for exchange, the Issuers shall execute, and upon Issuer Order the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive; provided that no exchange of Notes for Exchange Notes shall occur until an Exchange Offer Registration Statement shall have been declared effective by the Commission, the Trustee shall have received an Officers’ Certificate confirming that the Exchange Offer Registration Statement has been declared effective by the Commission and the Initial Notes to be exchanged for the Exchange Notes shall be cancelled by the Trustee.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed, or be accompanied by written instruments of transfer, in form satisfactory to the Issuers and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Issuers may require payment of a sum sufficient to cover any taxes, fees or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Sections 303, 304, 906, 1017, 1018 or 1108 not involving any transfer.

Neither the Note Registrar nor the Issuers shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

SECTION 306.              Mutilated, Destroyed, Lost and Stolen Notes.

If (i) any mutilated Note is surrendered to the Trustee, or (ii) the Issuers and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Issuers and the Trustee such security or indemnity as may be required by them to protect the Trustee, any Agent and the Issuers from any loss, claim, liability or expense, then, in the absence of written notice to the Issuers or the Trustee that such Note has been acquired by a bona fide purchaser, the Issuers shall execute and upon Issuer Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuers in their discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section, the Issuers may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuers and each Guarantor and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 307.              Payment of Interest; Interest Rights Preserved.

Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Issuers maintained for such purpose pursuant to Section 1002; provided, however, that, subject to Section 301 hereof, each installment of interest may at the Issuers’ option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 308, to the address of such Person as it appears in the Note Register or (ii) transfer to an account located in the United States maintained by the payee.

Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) may be paid by the Issuers, at their election in each case, as provided in clause (1) or (2) below:

(1)           The Issuers may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Issuers shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided.  Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Issuers of such Special Record Date, and in the name and at the expense of the Issuers, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 106, not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)           The Issuers may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuers to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 308.              Persons Deemed Owners.

Prior to the due presentment of a Note for registration of transfer, the Issuers, any Guarantor, the Trustee and any agent of the Issuers or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 305 and 307) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuers, the Trustee or any agent of the Issuers or the Trustee shall be affected by notice to the contrary.

SECTION 309.              Cancellation.

All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it.  The Issuers may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder.  All Notes so delivered shall be promptly cancelled by the Trustee.  If the Issuers shall so acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation.  No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture.  All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures.  Certification of the cancellation of all cancelled Notes shall upon the written request of the Issuers be delivered to the Issuers.

SECTION 310.              Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 311.              [Intentionally Deleted].

SECTION 312.              Book-Entry and Transfer Provisions.

(a)           Transfer and Exchange of Global Notes.  A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes will be exchanged by the Issuers for Definitive Notes if:

(1)           the Depositary (a) notifies the Issuers that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Issuers fail to appoint a successor depositary;

(2)           the Issuers, at their option, notify the Trustee in writing that it elects to cause the issuance of the Definitive Notes; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuers for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act; or

(3)           there has occurred and is continuing a Default or Event of Default with respect to the Notes.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee in writing.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 304 and 306 hereof.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 312 or Sections 304 or 306 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 312(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 312(b), (c) or (f) hereof.

(b)           Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  None of the Company, the Co-Issuer, the Trustee, Paying Agent, nor any agent of the Company shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.  Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)           Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchaser).  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Note Registrar to effect the transfers described in this Section 312(b)(1).

(2)           All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 312(b)(1) above, the transferor of such beneficial interest must deliver to the Note Registrar either:

(A)          both:

(x)           a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(y)           instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)          both:

(x)           a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(y)           instructions given by the Depositary to the Note Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (A) above;

provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.

Upon consummation of an Exchange Offer by the Issuers in accordance with Section 312(f) hereof, the requirements of this Section 312(b)(2) shall be deemed to have been satisfied upon receipt by the Note Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 312(g) hereof.

(3)           Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 312(b)(2) above and:

(A)          if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver to the Note Registrar a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B)          if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver to the Note Registrar a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(4)           Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 312(b)(2) above and:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) an Exchanging Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(B)          such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)          such transfer is effected by an Exchanging Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)          the Note Registrar receives the following:

(x)           if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(y)           if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Note Registrar or the Issuers so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Issuer Order in accordance with Section 202 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)           Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1)           Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Note Registrar of the following documentation:

(A)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)          if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)          if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)          if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)           if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F)           if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 312(g) hereof, and the Issuers shall execute and, upon receipt of an Issuer Order, the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 312(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Note Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 312(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)           Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes.  Notwithstanding Sections 312(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(3)           Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) an Exchanging Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(B)          such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)          such transfer is effected by an Exchanging Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)          the Note Registrar receives the following:

(x)           if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(y)           if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Note Registrar or the Issuers so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(4)           Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 312(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 312(g) hereof, and the Issuers will execute and, upon receipt of an Issuer Order, the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 312(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Note Registrar from or through the Depositary and the Participant or Indirect Participant.  The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 312(c)(4) will not bear the Private Placement Legend.

(d)           Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1)           Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Note Registrar of the following documentation:

(A)          if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)          if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)          if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)          if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)           if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F)           if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

(2)           Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) an Exchanging Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(B)          such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)          such transfer is effected by an Exchanging Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)          the Note Registrar receives the following:

(x)           if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(y)           if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (2), if the Note Registrar or the Issuers so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 312(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)           Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a written request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest in a Global Note is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers will issue and, upon receipt of an Issuer Order in accordance with Section 202 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)           Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 312(e), the Note Registrar will register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Note Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Note Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 312(e).

(1)           Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Note Registrar receives the following:

(A)          if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)          if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)          if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)           Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Exchanging Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(B)          any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)          any such transfer is effected by a Exchanging Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)          the Note Registrar receives the following:

(x)           if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(y)           if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Note Registrar or the Issuers so requests, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)           Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Note Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)            Exchange Offer.  Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuers will issue and, upon receipt of an Issuer Order in accordance with Section 202 hereof, the Trustee will authenticate:

(1)           one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Exchanging Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuers; and

(2)           Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Exchanging Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuers.

Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuers will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

(g)           Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 309 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such

Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)           General Provisions Relating to Transfers and Exchanges.

(1)           To permit registrations of transfers and exchanges, the Issuers will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Issuer Order in accordance with Section 202 hereof or at the Note Registrar’s request.

(2)           No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 304, 906, 1017, 1018 and 1108 hereof.

(3)           The Note Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)           All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)           Neither the Note Registrar nor the Issuers will be required:

(A)          to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes for redemption under Section 1104 hereof and ending at the close of business on the day of such mailing;

(B)          to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)          to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6)           Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(7)           The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 202 hereof.

(8)           All certifications, certificates and Opinions of Counsel required to be submitted to the Note Registrar pursuant to this Section 312 to effect a registration of transfer or exchange may be submitted by facsimile.

(9)           The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine compliance as to form with the express requirements hereof.

(10)         Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

SECTION 313.              [Intentionally Deleted].

SECTION 314.              [Intentionally Deleted].

SECTION 315.              CUSIP Numbers.

The Issuers in issuing the Notes may use “CUSIP,” “ISIN” or other numbers (if then generally in use) in addition to serial numbers, and, if so, the Trustee shall use such “CUSIP,” “ISIN” or other numbers in addition to serial numbers in notices of redemption, repurchase or other notices to Holders as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Notes, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers.  The Issuers will promptly notify the Trustee in writing of any change in the CUSIP, ISIN or other numbers.

SECTION 316.              Issuance of Additional Notes.

The Issuers may, subject to Sections 1011 and 1012 of this Indenture, issue from time to time Additional Notes without notice to or consent of the Holders having identical terms and conditions to the Notes issued on the Issue Date, other than with respect to the date of issuance and issue price, first payment of interest and rights under the Registration Rights Agreement.  The Notes issued on the Issue Date and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.  Exchange Notes issued in exchange for Initial Notes issued on the Issue Date and Exchange Notes issued for any Additional Notes subsequently issued shall be treated as a single class with the Initial Notes and the Additional Notes for all purposes under this Indenture.

With respect to any Additional Notes, the Issuers shall set forth in an Officers’ Certificate pursuant to a resolution of the Board of Directors of the Company, copies of which shall be delivered to the Trustee, the following information:

(1)           the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(2)           the issue price, the issue date and the CUSIP number of such Additional Notes; and

(3)           whether such Additional Notes shall be issued in the form of Restricted Global Notes or Exchange Notes.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 401.              Satisfaction and Discharge of Indenture.

This Indenture shall upon Issuer Request be discharged and will cease to be of further effect as to all Notes issued hereunder (except as to surviving rights of registration of transfer or exchange of Notes expressly provided for herein or pursuant hereto) and the Trustee, at the expense of the Issuers, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

(1)           either

(A)          all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Notes for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(B)          all such Notes not theretofore delivered to the Trustee for cancellation

(i)            have become due and payable by reason of the making of a notice of redemption pursuant to Section 1105 or otherwise, or

(ii)           will become due and payable at their Stated Maturity within one year, or

(iii)          are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Issuers or any Guarantor, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and accrued interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2)           no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit or the granting of Liens in connection therewith) with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuers or any Guarantor is a party or by which the Issuers or any Guarantor is bound (other than an instrument to be terminated contemporaneously with or prior to the borrowing of funds to be applied to make such deposit and the granting of Liens in connection therewith);

(3)           the Issuers have paid or caused to be paid all sums payable by it under this Indenture;

(4)           the Issuers have delivered irrevocable written instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Notes at the Stated Maturity or the Redemption Date, as the case may be; and

(5)           the Issuers have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein to the satisfaction and discharge of this Indenture have been complied with.

The Collateral will be released from the Lien securing the Notes upon a satisfaction and discharge in accordance with the provisions of this Article Four described above.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuers to the Trustee under Section 607, the obligations of the Issuers to any Authenticating Agent under Section 612 and, if money or Government Securities shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive such satisfaction and discharge.

SECTION 402.              Application of Trust Money.

Subject to the provisions of the last paragraph of Section 1003, all money or Government Securities deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as their own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money or Government Securities has been deposited with the Trustee; but such money or Government Securities need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 401 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 401 until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with Section 401; provided that if the Issuers have made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE FIVE

REMEDIES

SECTION 501.              Events of Default.

“Event of Default,” wherever used herein, means one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)           default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes issued under this Indenture;

(2)           default for 30 days or more in the payment when due of interest or Additional Interest on or with respect to the Notes issued under this Indenture;

(3)           failure by the Issuers or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding and issued under this Indenture to comply with any of its other agreements in this Indenture, the Security Documents, the Collateral Trust Agreement, the Intercreditor Agreement or the Notes;

(4)           default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary or the payment of which is guaranteed by the Company or any Restricted Subsidiary, other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both

(A)          such default either (x) results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace period and any extensions thereof) or (y) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity and any extensions thereof); and

(B)          the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods and any extensions thereof), or the maturity of which has been so accelerated, aggregate $50.0 million or more at any one time outstanding;

(5)           failure by the Company or any Significant Subsidiary to pay final judgments aggregating in excess of $50.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6)           any of the following events with respect to the Company or any Significant Subsidiary:

(A)          the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law

(i)            commences a voluntary case;

(ii)           consents to the entry of an order for relief against it in an involuntary case;

(iii)          consents to the appointment of a custodian of it or for any substantial part of its property;

(iv)          takes any comparable action under any foreign laws relating to insolvency; or

(B)          a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)            is for relief against the Company or any Significant Subsidiary in an involuntary case;

(ii)           appoints a custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

(iii)          orders the winding up or liquidation of the Company or any Significant Subsidiary;

and the order or decree remains undischarged, unstayed or unremedied and in effect for 60 consecutive days;

(7)           the Guarantee of any Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture; or

(8)           any security interest and Lien purported to be created by any Security Document with respect to any Collateral, individually or in the aggregate, having a Fair Market Value in excess of $25.0 million shall cease to be in full force and effect, or shall cease to give the Notes Collateral Agent or the Collateral Trustee in the case of the Trust Collateral, for the benefit of the Noteholder Secured Parties, the Liens, rights, powers and privileges purported to be created and granted thereby in favor of the Notes Collateral Agent or the Collateral Trustee in the case of the Trust Collateral, for a period of 30 days after notice, or shall be asserted by the Company or any Guarantor to not give the Notes Collateral Agent or the Collateral Trustee in the case of Trust Collateral, for the benefit of the Noteholder Secured Parties, the Liens, rights, powers and privileges purported to be created and granted thereby; except to the extent that any such loss of perfection or priority results from the failure of the Trustee to make filings, renewals and continuations (or other equivalent filings) or take other appropriate action or the failure of the Trustee to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents.

SECTION 502.              Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Section 501(6) above with respect to the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes issued under this Indenture may declare the principal, premium, if any, interest and any other monetary obligations on all the Outstanding Notes to be due and payable immediately, by a notice in writing to the Issuers (and to the Trustee if given by Holders).

Upon the effectiveness of such declaration, such principal, premium, if any,  and interest will be due and payable immediately.  Notwithstanding the foregoing, if an Event of Default specified in Section 501(6) above with respect to the Company occurs and is continuing, then the principal amount of all Outstanding Notes shall ipso facto become and be immediately due and payable without any notice, declaration or other act on the part of the Trustee or any Holder.

At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Issuers and the Trustee, may rescind and annul such declaration and its consequences except a continuing Default or Event of Default in the payment of interest on, premium and Additional Interest, if any, or the principal of any such Note held by a nonconsenting Holder.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Notwithstanding the preceding paragraph, in the event of any Event of Default specified in Section 501(4) above, such Event of Default and all consequences thereof (excluding any resulting payment default), other than as a result of the acceleration of the Notes shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose,

(x)           the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, or

(y)           the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or

(z)           if the default that is the basis for such Event of Default has been cured.

SECTION 503.              Collection of Indebtedness and Suits for Enforcement by Trustee.

The Issuers covenant that if an Event of Default specified in Section 501(1) or 501(2) hereof occurs and is continuing, the Issuers will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Issuers fail to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuers, any Guarantor or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuers, any Guarantor or any other obligor upon the Notes, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture, the Guarantees and the Security Documents by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, including seeking recourse against any Guarantor, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy, including but without limitation, seeking recourse against any Guarantor.

SECTION 504.              Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuers or any other obligor including any Guarantor, upon the Notes or the property of the Issuers or of such other obligor or their creditors, and subject to the Intercreditor Agreement and the Collateral Trust Agreement, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuers for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i)            to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(ii)           to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505.              Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

SECTION 506.              Application of Money Collected.

Subject to the Intercreditor Agreement and the Collateral Trust Agreement, and subject to the terms of the Security Documents with respect to any proceeds of Collateral, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 607 and the Notes Collateral Agent under Section 1412;

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

THIRD: The balance, if any, to the Issuers or any other obligor on the Notes, as their interests may appear or as a court of competent jurisdiction may direct in writing; provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

SECTION 507.              Limitation on Suits.

No Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1)           such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(2)           the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)           such Holder or Holders have offered to the Trustee indemnity and/or security reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)           the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)           no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in principal amount of the Outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or the Guarantees to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture or the Guarantees, except in the manner herein provided and for the equal and ratable benefit of all the Holders (it being further understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

SECTION 508.              Unconditional Right of Holders To Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Eleven) and in such Note of the principal of (and premium, if any) and (subject to Section 307) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509.              Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or the Guarantees and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuers, any Guarantor, any other obligor of the Notes, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510.              Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511.              Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512.              Control by Holders.

The Holders of not less than a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that:

(1)           such direction shall not be in conflict with any rule of law or with this Indenture,

(2)           subject to Section 315 of the Trust Indenture Act, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(3)           the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting.

SECTION 513.              Waiver of Past Defaults.

Subject to Sections 502, 508 and 902, the Holders of not less than a majority in principal amount of the Outstanding Notes may on behalf of the Holders of all such Notes waive any past Default hereunder and its consequences, except a continuing Default or Event of Default (1) in respect of the payment of interest on, premium, if any, or the principal of any such Note held by a non-consenting Holder, or (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 514.              Waiver of Stay or Extension Laws.

Each of the Issuers, the Guarantors and any other obligor on the Notes covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Issuers, the Guarantors and any other obligor on the Notes (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

SECTION 601.              Duties of the Trustee.

(a)           Except during the continuance of a Default or an Event of Default,

(1)           the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)           in the absence of willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions specifically required by any provision hereof to be provided to it, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but not to verify the contents or confirm or investigate the accuracy of mathematical calculations) thereof.

(b)           In case a Default or an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has actual knowledge or of which written notice of such Default or Event of Default shall have been given to the Trustee by the Issuers, any other obligor of the Notes or by any Holder, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(c)           No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(1)           this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section;

(2)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)           the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(4)           no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)           Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602.              Notice of Defaults.

Within thirty days after the earlier of receipt from the Issuers of notice of the occurrence of any Default or Event of Default hereunder or the date when such Default or Event of Default becomes known to the Trustee, the Trustee shall transmit, in the manner and to the extent provided in TIA Section 313(c), notice of such Default or Event of Default hereunder known to the Trustee, unless such Default or Event of Default shall have been cured or waived; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of (or premium, if any, on) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interest of the Holders.

SECTION 603.              Certain Rights of Trustee.

Subject to the provisions of TIA Sections 315(a) through 315(d):

(1)           the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2)           any request or direction of the Issuers mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(3)           whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of willful misconduct on its part, conclusively rely upon an Officers’ Certificate;

(4)           the Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5)           the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses, losses and liabilities which might be incurred by it in compliance with such request or direction;

(6)           the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(7)           the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8)           the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(9)           the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(10)         the Trustee may request that the Issuers deliver an Officers’ Certificate substantially in the Form of Exhibit E hereto setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(11)         in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(12)         the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has received written notice of any event which is in fact such a Default or Event of Default at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

SECTION 604.              Trustee Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Issuers, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a “Statement of Eligibility” on Form T-1 supplied to the Issuers are true and accurate, subject to the qualifications set forth therein.  The Trustee shall not be accountable for the use or application by the Issuers of Notes or the proceeds thereof.

SECTION 605.              May Hold Notes.

The Trustee, any Paying Agent, any Note Registrar or any other agent of the Issuers or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Issuers with the same rights it would have if it were not the Trustee, Paying Agent, Note Registrar or such other agent; provided, however, that, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

SECTION 606.              Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuers.

SECTION 607.              Compensation and Reimbursement.

The Issuers agree:

(1)           to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Issuers and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)           except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence or willful misconduct; and

(3)           to jointly and severally indemnify the Trustee and its officers, directors, agents and employees and any predecessor Trustee for, and to hold it harmless against, any and all loss, liability, claim, damage or expense, including taxes (other than the taxes based on the income of the Trustee) incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim regardless of whether the claim is asserted by the Company, the Co-Issuer, a Guarantor, a Holder or any other Person or liability in connection with the exercise or performance of any of its powers or duties hereunder.  The Trustee will notify the Issuers promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuers will not relieve the Issuers of their obligations hereunder.  The Issuers will defend the claim and the Trustee will cooperate in the defense.  The Issuers need not pay for any settlement made without its consent, which consent will not be unreasonably withheld.  The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence.

The obligations of the Issuers under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee.  As security for the performance of such obligations of the Issuers, the Trustee shall have a claim prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Notes.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(6), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

The provisions of this Section shall survive the termination of this Indenture.

SECTION 608.              Corporate Trustee Required; Eligibility.

There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under TIA Sections 310(a)(1), (2) and (5) and shall have a combined capital and surplus of at least $50,000,000.  If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall promptly resign in the manner and with the effect hereinafter specified in this Article.

SECTION 609.              Resignation and Removal; Appointment of Successor.

(a)           No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 610.

(b)           The Trustee may resign at any time by giving written notice thereof to the Issuers.  Upon receiving such notice of resignation, the Issuers shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors of the Company, a copy of which shall be delivered to the resigning Trustee and a copy to the successor trustee.  If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Issuers, any court of competent jurisdiction for the appointment of a successor Trustee.

(c)           The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Issuers.  If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Issuers, any court of competent jurisdiction for the appointment of a successor Trustee.

(d)           If at any time:

(1)           the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Issuers or by any Holder who has been a bona fide Holder of a Note for at least six months, or

(2)           the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Issuers or by any Holder who has been a bona fide Holder of a Note for at least six months, or

(3)           the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuers, by a Board Resolution of the Company, may remove the Trustee, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)           If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuers shall promptly appoint a successor Trustee.  If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Issuers and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Issuers.  If no successor Trustee shall have been so appointed by the Issuers or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)            The Issuers shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders in the manner provided for in Section 106.  Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 610.              Acceptance of Appointment by Successor.

(a)           Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuers and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on written request of the Issuers or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.  Upon request of any such successor Trustee, the Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

(b)           Upon request of any such successor Trustee, the Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in paragraph (a) of this Section.

(c)           No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 611.              Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such

Notes.  In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee.  In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 612.              Appointment of Authenticating Agent.

At any time when any of the Notes remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to the Notes (the “Authenticating Agent”) which shall be authorized to act on behalf of the Trustee to authenticate Notes and the Trustee shall give written notice of such appointment to all Holders of Notes with respect to which such Authenticating Agent will serve, in the manner provided for in Section 106.  Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder.  Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, and a copy of such instrument shall be promptly furnished to the Issuers.  Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.  Each Authenticating Agent shall be acceptable to the Issuers and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority.  If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Issuers.  The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuers.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuers and shall give written notice of such appointment to all Holders of Notes, in the manner provided for in Section 106.  Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.  No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Issuers agree to pay to each Authenticating Agent from time to time such compensation for its services under this Section as shall be agreed in writing between the Issuers and such Authenticating Agent.

If an appointment is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Notes designated therein referred to in the within-mentioned Indenture.

Dated:	WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:
as Authenticating Agent

By:
as Authorized Signatory

SECTION 613.              Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

ARTICLE SEVEN

HOLDERS LISTS AND REPORTS BY TRUSTEE AND ISSUERS

SECTION 701.              Issuers To Furnish Trustee Names and Addresses.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Note Registrar, the Issuers will furnish to the Trustee at least ten Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuers shall otherwise comply with TIA § 312(a).

SECTION 702.              Disclosure of Names and Addresses of Holders.

Every Holder of Notes, by receiving and holding the same, agrees with the Issuers and the Trustee that neither of the Issuers nor the Trustee nor any agent of any of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

SECTION 703.              Reports by Trustee.

Within 60 days after [May 15] of each year commencing with the first [May 15] after the first issuance of Notes pursuant to this Indenture, the Trustee shall transmit to the Holders of Notes (with a copy to the Issuers at the Place of Payment), in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such [May 15] if required by TIA Section 313(a).

ARTICLE EIGHT

MERGER, CONSOLIDATION OR SALE OF ALL OR SUBSTANTIALLY ALL ASSETS

SECTION 801.              Issuers May Consolidate, Etc., Only on Certain Terms.

Neither Issuer may consolidate or merge with or into or wind up into (whether or not such Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

(1)           the Company or such Issuer is the surviving entity or the Person (and, unless the Company is a corporation, which shall be a corporation in the case of a consolidation or merger of Co-Issuer) formed by or surviving any such consolidation or merger (if other than the Company or such Issuer, as the case may be) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”);

(2)           the Successor Company, if other than the Company or such Issuer, as the case may be, expressly assumes all the obligations of the Company or such Issuer, as the case may be, under this Indenture, the Notes and the Security Documents pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3)           immediately after such transaction no Default or Event of Default exists;

(4)           immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period,

(A)          the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 1011(a) or

(B)          the Fixed Charge Coverage Ratio for the Successor Company and the Restricted Subsidiaries would be equal to or greater than such ratio for the Company and the Restricted Subsidiaries immediately prior to such transaction;

(5)           each Guarantor, unless it is the other party to the transactions described above, in which case Section 802(A)(2) below shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Notes;

(6)           the Company, such Issuer or the Successor Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with this Indenture and, if a supplemental indenture or any supplement to any Security Document is required in connection with such transaction, such supplement shall comply with the applicable provisions of this Indenture;

(7)           to the extent any assets of the Person which is merged or consolidated with or into the Successor Company are assets that would constitute Collateral under the Security Documents, the Successor Company shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Security Documents; and

(8)           the Collateral owned by or transferred to the Successor Company shall:

(A)          continue to constitute Collateral under this Indenture and the Security Documents,

(B)          be subject to the Lien in favor of the Notes Collateral Agent or the Collateral Trustee in the case of the Trust Collateral for the benefit of the Trustee and the Holders, and

(C)          not be subject to any Lien other than Permitted Liens.

The Successor Company shall succeed to, and be substituted for such Issuer under this Indenture and the Notes.  Notwithstanding clauses (3) and (4) above,

(a)           any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company; and

(b)           the Company or such Issuer, as the case may be, may merge with an Affiliate solely for the purpose of reincorporating the Company or such Issuer in another State of the United States so long as the amount of Indebtedness of the Issuers and the Restricted Subsidiaries is not increased thereby.

Notwithstanding anything to the contrary in this Section 801, this Section 801 shall not apply in the event that the Company in its sole discretion converts into a limited liability company existing under the laws of the jurisdiction of organization of the Company or such other jurisdiction as the Company shall be permitted to be organized under Section 801(1) and undertakes any transactions related or incidental thereto at any time after the Issue Date; provided that in the case of such conversion, a co-obligor of the Notes is a corporation.

SECTION 802.              Guarantors May Consolidate, Etc., Only on Certain Terms.

Subject to Section 1015(b), each Guarantor shall not, and the Company shall not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(A)          (1)  such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(2)           the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under this Indenture and such Guarantor’s Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3)           immediately after such transaction no Default or Event of Default exists;

(4)           the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, amendments, supplements or other instruments relating to the Security Documents, if any, comply with this Indenture, if a supplemental indenture or any supplement to any Security Document is required in connection with such transaction, such supplement shall comply with the applicable provisions of this Indenture; and

(5)           the Collateral owned by or transferred to the Successor Person shall:

(i)            continue to constitute Collateral under this Indenture and the Security Documents,

(ii)           be subject to the Lien in favor of the Notes Collateral Agent or the Collateral Trustee in the case of the Trust Collateral for the benefit of the Trustee and the Holders, and

(iii)          not be subject to any Lien other than Permitted Liens; and

(B)          the transaction is made in compliance with Section 1018.

Subject to Section 1015(b) hereof, the Successor Person shall succeed to, and be substituted for, such Guarantor under this Indenture and such Guarantor’s Guarantee.  Notwithstanding the foregoing, any Guarantor may merge into or transfer all or part of its properties and assets to another Guarantor or the Issuers.

SECTION 803.              Successor Substituted.

Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the assets of an Issuer or any Guarantor in accordance with Sections 801 and 802 hereof, the successor Person formed by such consolidation or into which such Issuer or such Guarantor, as the case may be, is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer or such Guarantor, as the case may be, under this Indenture and/or the Guarantees, as the case may be, with the same effect as if such successor Person had been named as such Issuer or such Guarantor, as the case may be, herein and/or the Guarantees, as the case may be.  When a successor Person assumes all obligations of its predecessor hereunder, the Notes or the Guarantees, as the case may be, such predecessor shall be released from all obligations;

provided that in the event of a transfer or lease, the predecessor shall not be released from the payment of principal and interest or other obligations on the Notes or the Guarantees, as the case may be.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 901.              Amendments or Supplements Without Consent of Holders.

Without the consent of any Holders, the Issuers, any Guarantor (with respect to a Guarantee or this Indenture to which it is a party) and the Trustee, at any time and from time to time, may amend or supplement this Indenture, any Guarantee, the Notes or the Security Documents for any of the following purposes:

(1)           to cure any ambiguity, omission, mistake, defect or inconsistency;

(2)           to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of this Indenture relating to the form of Notes (including the related definitions) in a manner that does not materially adversely affect any Holder;

(3)           to comply with Article Eight hereof;

(4)           to provide for the assumption of the Issuers’ or such Guarantor’s obligations to Holders;

(5)           to make any change that would provide any additional rights or benefits to the Holders or that does not materially adversely affect the rights under this Indenture of any such Holder;

(6)           to add covenants for the benefit of the Holders or to surrender any right or power conferred in this Indenture upon the Issuers;

(7)           to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(8)           to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee pursuant to the requirements of Sections 609 and 610;

(9)           to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

(10)         to add or release a Guarantor under this Indenture or to add additional assets as Security Agreement Collateral or release Security Agreement Collateral, in each case in accordance with the terms of this Indenture;

(11)         to conform the text of this Indenture, the Security Documents, the Guarantees or the Notes to any provision of the “Description of the notes” section of the Offering Memorandum to the extent that such provision in the “Description of the notes” was intended to be a verbatim recitation of a provision of this Indenture, the Security Documents, the Guarantees or the Notes, as provided in an Officers’ Certificate delivered to the Trustee; or

(12)         to make any amendment to the provisions of this Indenture relating to the transfer and legending of the Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided that (a) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer such Notes.

SECTION 902.              Amendments, Supplements or Waivers with Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes (including, without limitation, consents obtained in connection with a purchase of or tender offer or exchange offer for Notes), by Act of said Holders delivered to the Issuers and the Trustee, this Indenture, any Guarantee, the Notes, the Security Documents, the Collateral Trust Agreement and the Intercreditor Agreement may be amended or supplemented for the purpose of adding any provisions hereto or thereto, changing in any manner or eliminating any of the provisions or of modifying in any manner the rights of the Holders hereunder or thereunder and any existing Default, Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes (including, without limitation, consents obtained in connection with a purchase of or tender offer or exchange offer for Notes); provided, however, that no such amendment, supplement or waiver shall, without the consent of the Holder of each Outstanding Note affected thereby:

(1)           reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver,

(2)           reduce the principal of or change the Maturity of any such Note or alter or waive the provisions with respect to the redemption of the Notes (other than Sections 1017 and 1018),

(3)           reduce the rate of or change the time for payment of interest on any Note,

(4)           waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes issued under this Indenture, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of such Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in this Indenture or any guarantee which cannot be amended or modified without the consent of all Holders,

(5)           make any Note payable in money other than that stated in such Notes,

(6)           make any change in Section 513 or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes,

(7)           make any change in these amendment and waiver provisions,

(8)           impair the right of any Holder to receive payment of principal of, or premium, if any, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes,

(9)           make any change in any Security Document, the Collateral Trust Agreement, the Intercreditor Agreement or the provisions in this Indenture dealing with the Collateral or the Security Documents or the application of trust proceeds of the Collateral that would release all or substantially all of the Collateral from the Liens of the Security Documents (except as permitted by the terms of this Indenture, the Security Documents, the Collateral Trust Agreement and the Intercreditor Agreement) or change or alter the priority of the security interests in the Collateral, or

(10)         make any change to or modify the ranking of the Notes that would adversely affect the Holders.

It is not necessary for the consent of the Holders of Notes under this Section 902 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

SECTION 903.              Execution of Amendments, Supplements or Waivers.

In executing, or accepting the additional trusts created by, any amendment, supplement or waiver permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and shall be fully protected in conclusively relying upon, an Officers’ Certificate and Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture and is the valid, legal and binding obligation of the Issuers and the Guarantors, enforceable against the Issuers and the Guarantors, in accordance with its terms.  The Trustee may, but shall not be obligated to, enter into any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.  Notwithstanding the foregoing, no Opinion of Counsel shall be required in connection with the addition of a Guarantor under this Indenture upon execution and delivery by such Guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit D hereto, and delivery of an Officers’ Certificate, except as provided in Section 802.

SECTION 904.              Effect of Amendments, Supplements or Waivers.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such amendment, supplement or waiver shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905.              Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to the Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 906.              Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Issuers shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Issuers, to any such supplemental indenture may be prepared and executed by the Issuers and authenticated and delivered by the Trustee in exchange for Outstanding Notes.  Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

SECTION 907.              Notice of Supplemental Indentures.

Promptly after the execution by the Issuers, any Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Issuers shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 106, briefly setting forth in general terms the substance of such supplemental indenture.  Any failure of the Issuers to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

ARTICLE TEN

COVENANTS

SECTION 1001.       Payment of Principal, Premium, if Any, and Interest.

The Issuers covenant and agree for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any) and interest and Additional Interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture.

SECTION 1002.       Maintenance of Office or Agency.

The Issuers will maintain in the continental United States, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served.  The designated office of the Trustee shall be such office or agency of the Issuers, unless the Issuers shall designate and maintain some other office or agency for one or more of such purposes.  The Issuers will give prompt written notice to the Trustee of any change in the location of any such office or agency.  If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuers hereby appoint the Trustee as their agent to receive all such presentations, surrenders, notices and demands.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Continental United States for such purposes.  The Issuers will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

SECTION 1003.       Money for Notes Payments To Be Held in Trust.

If the Company or a Wholly-Owned Subsidiary of the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (or premium, if any) or Additional Interest, if any, or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Issuers shall have one or more Paying Agents for the Notes, they will, on or before each due date of the principal of (or premium, if any) or interest on any Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Issuers will promptly notify the Trustee of such action or any failure so to act.

The Issuers will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1)           hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2)           give the Trustee written notice of any default by the Issuers (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest; and

(3)           at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuers or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuers or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of (or premium, if any) or interest on any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuers on Issuer Request, or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as Trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Issuers cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

SECTION 1004.       Corporate Existence.

Subject to Article Eight, each of the Issuers will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate or limited liability company existence, as the case may be, and that of each Restricted Subsidiary and the corporate rights (charter and statutory) and franchises of each of the Issuers and each Restricted Subsidiary; provided, however, that the Issuers shall not be required to preserve any such right or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole.

SECTION 1005.       Payment of Taxes and Other Claims.

The Issuers will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon the Issuers or any Subsidiary or upon the income, profits or property of the Issuers or any Subsidiary and (b) all material lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Issuers or any Subsidiary; provided, however, that the Issuers shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company) are being maintained in accordance with GAAP.

SECTION 1006.       Maintenance of Properties.

The Issuers will cause all properties owned by the Issuers or any Restricted Subsidiary or used or held for use in the conduct of their business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Issuers may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Issuers from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Issuers, desirable in the conduct of their business or the business of any Restricted Subsidiary.

SECTION 1007.       Insurance.

The Issuers will at all times keep all of their and their Subsidiaries’ properties which are of an insurable nature insured with insurers, believed by the Issuers to be responsible (including, to the extent consistent with past practice, self-insurance), against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties.

SECTION 1008.       Statement by Officers as to Default.

(a)           The Issuers will deliver to the Trustee within 120 days after the end of each fiscal year, an officer’s certificate signed by the principal executive officer, the principal accounting officer or the principal financial officer of each of the Issuers stating that a review of the activities of the Issuers and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether they have kept, observed, performed and fulfilled, and have caused each of the Restricted Subsidiaries to keep, observe, perform and fulfill their obligations under this Indenture and further stating, as to each such officer signing such certificate, that, to the best of his or her knowledge, the Issuers during such preceding quarter or the preceding fiscal year, as the case may be, has kept, observed, performed and fulfilled, and has caused each of the Restricted Subsidiaries to keep, observe, perform and fulfill each and every such covenant contained in this Indenture and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default which has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe its status, with particularity and that, to the best of his or her knowledge, no event has occurred and remains by reason of which payments on the account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto.  The Officers’ Certificate shall also notify the Trustee should the Issuers elect to change the manner in which it fixes its fiscal year-end.  For purposes of this Section 1008(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

(b)           (i) When any Default or Event of Default has occurred and is continuing under this Indenture, or (ii) if the trustee for or the holder of any other evidence of Indebtedness of the Issuers or any Restricted Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness in the principal amount of less than $50,000,000), the Issuers shall deliver to the Trustee by registered or certified mail or facsimile transmission an Officers’ Certificate specifying such event, notice or other action within five Business Days of any Officer becoming aware of the foregoing.

SECTION 1009.       Reports and Other Information.

Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the Company shall file with the Commission (and make available to the Trustee and Holders (without exhibits), without cost to each Holder, within 15 days after it files them with the Commission):

(1)           within 90 days (or the successor time period then in effect under the rules and regulations of the Exchange Act for a non-accelerated filer) plus any grace period provided by Rule 12b-25 under the Exchange Act, after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form;

(2)           within 45 days (or the successor time period then in effect under the rules and regulations of the Exchange Act for a non-accelerated filer) plus any grace period provided by Rule 12b-25 under the Exchange Act, after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q;

(3)           promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

(4)           any other information, documents and other reports which the Company would be required to file with the Commission if it were subject to Sections 13 or 15(d) of the Exchange Act;

provided that the Company shall not be so obligated to file such reports with the Commission if the Commission does not permit such filing, in which event the Issuers shall make available such information to prospective purchasers of the Notes, in addition to providing such information to the Trustee and the Holders in each case within 15 days after the time the Company would be required to file such information with the Commission, if it were subject to Sections 13 or 15(d) of the Exchange Act.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

The availability of the foregoing materials on the Commission’s EDGAR service (or its successor) shall be deemed to satisfy the Issuers’ delivery obligation, provided, however, that the Trustee shall have no obligation whatsoever to determine if such materials have been made so available.

In the event that any direct or indirect parent entity of the Company becomes a Guarantor of the Notes, this Indenture will permit the Company to satisfy its obligations under this Section 1009 with respect to financial information relating to the Company by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that describes in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Company and the Restricted Subsidiaries on a standalone basis, on the other hand.

Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement described in the Registration Rights Agreement (1) by the filing with the Commission of the Exchange Offer Registration Statement or Shelf Registration Statement (or any other similar registration statement), and any amendments thereto, with such financial information that satisfies Regulation S-X, subject to exceptions consistent with the presentation of financial information in the Offering Memorandum, to the extent filed within the times specified above, or (2) by posting reports that would be required to be filed substantially in the form required by the Commission on the Company’s website (or that of any of its parent entities) or providing such reports to the Trustee within 15 days after the time the Company would be required to file such information with the Commission (which for the first quarterly report required to be posted or provided after the Issue Date shall be 60 days after the end of the applicable fiscal quarter) if it were subject to Section 13 or 15(d) of the Exchange Act, the financial information that would be required to be included in such reports, subject to exceptions and omissions of certain information consistent with the presentation of financial and other information in the Offering Memorandum, to the extent filed within the times specified above.

Notwithstanding anything to the contrary in this Indenture, the Company will not be deemed to have failed to comply with any of its obligation under this Section 1009 for purposes of Section 501(3) until 30 days after the date on which any report hereunder is due.

SECTION 1010.       Limitation on Restricted Payments.

(a)           The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly:

(1)           declare or pay any dividend or make any distribution on account of the Company’s or any Restricted Subsidiary’s Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

(A)          dividends or distributions by the Company payable in Equity Interests (other than Disqualified Stock) of the Company or in options, warrants or other rights to purchase such Equity Interests; or

(B)          dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a

Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(2)           purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent entity of the Company, including in connection with any merger or consolidation;

(3)           make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness other than

(x)           the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; and

(y)           Indebtedness of the Company to a Restricted Subsidiary or a Restricted Subsidiary to the Company or another Restricted Subsidiary; or

(4)           make any Restricted Investment;

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(A)          no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(B)          immediately after giving effect to such transaction on a pro forma basis, the Company could incur $1.00 of additional Indebtedness under Section 1011(a); and

(C)          such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock pursuant to clause (B) thereof only) and (9) of Section 1010(b), but excluding all other Restricted Payments permitted by Section 1010(b)), is less than the sum of:

(1)           50.0% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing immediately preceding the Issue Date, to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100.0% of such deficit, plus

(2)           100.0% of the aggregate net cash proceeds and the Fair Market Value of marketable securities or other property received by the Company since immediately after the Issue Date (other than net cash proceeds received by the Company to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or preferred stock pursuant to Section 1011(b) (13)) from the issue or sale of:

(x)           Equity Interests of the Company, excluding cash proceeds and the Fair Market Value of marketable securities or other property received from the sale of:

(A)          Equity Interests to members of management, directors or consultants of the Company, any direct or indirect parent entity of the Company and the Company’s Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with Section 1010(b)(4) and

(B)          Designated Preferred Stock

and to the extent actually contributed to the Company, Equity Interests of any direct or indirect parent entity of the Company (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such Persons) or

(y)           debt securities or Disqualified Stock of the Company or any Restricted Subsidiary that have been converted into or exchanged for such Equity Interests of the Company or any direct or indirect parent entity of the Company;

provided, however, that this clause (2) shall not include the proceeds from (a) Refunding Capital Stock, (b) Equity Interests or converted or exchanged debt securities of the Company sold to a Restricted Subsidiary or the Company, as the case may be, (c) Disqualified Stock or debt securities that have been converted into or exchanged for Disqualified Stock or (d) Excluded Contributions, plus

(3)           100% of the aggregate amount of cash, and, in the case of clause (x) only, the Fair Market Value of marketable securities or other property (x) contributed to the capital of the Company following the Issue Date (other than net cash proceeds of any such contributed capital to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or preferred stock pursuant to Section 1011(b)(13)) or (y) paid to the Company or any Restricted Subsidiary by any parent entity of the Company in consideration for the Parent Stock;

provided, however, that this clause (3) shall not include the amount of (a) cash, marketable securities or other property contributed to the capital of the Company by a Restricted Subsidiary or (b) Excluded Contributions, plus

(4)           100.0% of the aggregate amount of cash and the Fair Market Value, of marketable securities or other property received by the Company or a Restricted Subsidiary by means of:

(A)          the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company and the Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Company and the Restricted Subsidiaries and repayments of loans or advances, and release of guarantees, which constitute Restricted Investments by the Company and the Restricted Subsidiaries, in each case, after the Issue Date, or

(B)          the sale (other than to the Company or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary (other than, in each case, to the extent the Investment in such Unrestricted Subsidiary was made by the Company or a Restricted Subsidiary pursuant to clause (7) of Section 1010(b) or to the extent such Investment constituted a Permitted Investment) or a dividend or distribution from an Unrestricted Subsidiary, in each case, after the Issue Date: plus

(5)           in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the Fair Market Value of the Investment in such Unrestricted Subsidiary (other than to the extent the Investment in such Unrestricted Subsidiary was made by the Company or the Restricted Subsidiary pursuant to clause (7) of Section 1010(b) or to the extent such Investment constituted a Permitted Investment).

(b)           The foregoing provisions shall not prohibit:

(1)           the payment of any dividend or other distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of such dividend or distribution or notice of such redemption, if at the date of declaration or notice such payment would have complied with the provisions of this Indenture;

(2)           (a) any Restricted Payment in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Company or any direct or indirect parent entity of the Company contributed to the capital of the Company (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) and (b) if immediately prior to the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company (“Retired Capital Stock”), the Company and the Restricted Subsidiaries could incur $1.00 of additional Indebtedness under the first paragraph of Section 1011, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent entity of the Company) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that was declarable and payable on such Retired Capital Stock immediately prior to such retirement;

(3)           the defeasance, redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Company or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Company or a Guarantor, as the case may be, which is incurred in compliance with Section 1011 so long as:

(A)          the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable), plus any accrued and unpaid interest of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value, plus the amount of any premium and any reasonable tender premiums, defeasance costs or other fees and expenses incurred in connection with the issuance of such new Indebtedness,

(B)          such Indebtedness has a final scheduled maturity date equal to or later than the earlier of (x) the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (y) 91 days following the maturity of the Notes, and

(C)          such Indebtedness has a Weighted Average Life to Maturity which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired that were due on or after the date one year following the maturity date of any Notes then outstanding were instead due on such date one year following the maturity date of such Notes (provided that, in the case of this subclause (C)(y), such Indebtedness does not provide for any scheduled principal payments prior to the maturity date of the Notes in excess of, or prior to, the scheduled principal payments due prior to such maturity for the Indebtedness being refunded, refinanced or defeased);

(4)           a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of common Equity Interests (other than Disqualified Stock) of the Company or any direct or indirect parent entity of the Company held by any future, present or former employee, director or consultant (or any spouses, successors, executors, administrators, heirs or legatees of any of the foregoing) of the Company, any of its Subsidiaries or any direct or indirect parent entity of the Company pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement or any stock subscription or shareholder agreement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $5.0 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $10.0 million in any calendar year) (which $5.0 million shall increase to $10.0 million subsequent to the consummation of an underwritten public Equity Offering by any direct or indirect parent entity of the Company); provided further that any such amount under this clause (4) in any calendar year may be increased by an amount not to exceed

(A)          the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Company and, to the extent contributed to the Company, Equity Interests of any direct or indirect parent entity of the Company, in each case to employees, members of management, directors or consultants of the Company, any of its Subsidiaries or any direct or indirect parent entity of the Company that occurred after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of Section 1010(a)(4)(C); plus

(B)          the cash proceeds of key man life insurance policies received by the Company and the Restricted Subsidiaries after the Issue Date; less

(C)          the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this Section 1010(b)(4);

provided that the Company may elect to apply all or any portion of the aggregate increase contemplated by subclauses (A) and (B) of this clause (4) in any calendar year; provided further that cancellation of Indebtedness owing to the Company from any present or former employee, director or consultant of the Company, any of its Subsidiaries or any direct or indirect parent entity of the Company in connection with the repurchase of Equity Interests of the Company or any direct or indirect parent entity of the Company will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Indenture;

(5)           the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any other Restricted Subsidiary or any class or series of preferred stock of any Restricted Subsidiary issued in accordance with the covenant described under Section 1011 to the extent such dividends are included in the definition of Fixed Charges;

(6)           (A) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Company after the Issue Date; provided that the aggregate amount of dividends paid pursuant to this clause (A) shall not exceed the aggregate amount of cash actually received by the Company from the sale of such Designated Preferred Stock; or

(B)          the declaration and payment of dividends to a direct or indirect parent entity of the Company, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent issued after the Issue Date, provided that the amount of dividends paid pursuant to this clause (B) shall not exceed the aggregate amount of cash actually contributed to the Company from the sale of such Designated Preferred Stock;

provided, however, in the case of each of (A) and (B) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance on a pro forma basis, the Company and the Restricted Subsidiaries could incur $1.00 of additional Indebtedness pursuant to Section 1011(a);

(7)           Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, not to exceed $15.0 million and 0.75% of Total Assets at the time of such investment; provided, that the dollar amount of Investments made pursuant to this clause (7) may be reduced by the Fair Market Value of the proceeds received by the Company and/or the Restricted Subsidiaries from the subsequent sale, disposition or other transfer of such Investments;

(8)           repurchases of Equity Interests of the Company, any Restricted Subsidiary or any direct or indirect parent entity of the Company deemed to occur upon exercise of stock options or warrants if such

Equity Interests represent a portion of the exercise price of such options or warrants and repurchases of Equity Interests or options to purchase Equity Interests in connection with the exercise of stock options to the extent necessary to pay applicable withholding taxes;

(9)           the payment of dividends on the Company’s Common Stock after the Issue Date, of up to 6.0% per annum of the net proceeds received by or contributed to the Company in any public offering, other than public offerings registered on Form S-8 and other than any public sale constituting an Excluded Contribution;

(10)         Restricted Payments that are made with Excluded Contributions;

(11)         other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) not to exceed $30.0 million;

(12)         the declaration and payment of dividends or the payment of other distributions by the Company to, or the making of loans to, any direct parent entity of the Company in amounts required for either of their respective direct or indirect parent entities to pay:

(A)          franchise and excise taxes and other fees, taxes and expenses required to maintain their corporate existence,

(B)          in respect of any taxable period (or portion thereof) in which the Company and/or any of its Subsidiaries is a member of a consolidated, combined or similar income tax group of which a direct or indirect parent of the Company is the common parent (a “Tax Group”), distributions to pay foreign, federal, state and local income taxes of such Tax Group, (i) to the extent such income taxes are attributable to the income of the Company and the Restricted Subsidiaries and not directly payable by the Company or the Restricted Subsidiaries and (ii) to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in no event will such dividends or distributions exceed the amounts that the Company and its Restricted and/or Unrestricted Subsidiaries (as applicable) would have paid as a stand alone group,

(C)          customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent entity of the Company to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Company and the Restricted Subsidiaries,

(D)          general corporate and operating overhead costs and expenses of any direct or indirect parent entity of the Company to the extent such costs and expenses are attributable to the ownership or operation of the Company and the Restricted Subsidiaries; and

(E)           any amounts required for any direct or indirect parent entity of the Company to pay fees and expenses, other than to Affiliates of the Company (i) related to any equity or debt offering of such parent, or (ii) incurred in connection with any unsuccessful equity or debt offering of such parent; provided that, in each case, the aggregate amount taken together with all other

Restricted Payments made pursuant to this sub-clause (E) do not exceed $5.0 million from the Issue Date and such offering is for the purposes of providing financing to the Company;

(13)         Restricted Payments by the Company or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of any such Person;

(14)         the purchase by the Company or any direct or indirect parent entity of the Company of fractional shares arising out of stock dividends, splits or combinations or business combinations;

(15)         the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness required pursuant to the provisions similar to those described under Sections 1017 and 1018 hereof; provided that there is a concurrent or prior Change of Control Offer or Asset Sale Offer, as applicable, and all Notes tendered by Holders of the Notes in connection with such Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(16)         any Restricted Payment made in connection with the Transactions and the fees and expenses related thereto or owed to Affiliates, in each case, to the extent permitted by Section 1013;

(17)         the declaration and payment of dividends by the Company or any Restricted Subsidiary to, or the making of loans to, any direct or indirect parent entity of the Company in amounts required for any such parent to finance Investments otherwise permitted to be made pursuant to this covenant; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment, (B) such direct or indirect parent entity of the Company shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the capital of the Company or any Restricted Subsidiary or (2) the merger of the Person formed or acquired into the Company or any Restricted Subsidiary (to the extent not prohibited by Article Eight) in order to consummate such Investment, (C) such direct or indirect parent entity of the Company and its Affiliates (other than the Company or any Restricted Subsidiary) receives no consideration or other payment in connection with such transaction except to the extent that the Company or any Restricted Subsidiary could have given such consideration or made such payment in compliance with this Indenture and (D) such Investment shall be deemed to be made by the Company or such Restricted Subsidiary pursuant to another provision of this Section 1010 (other than pursuant to clause (11) hereof) or pursuant to the definition of “Permitted Investments” (other than clause (o) thereof);

(18)         distributions or payments of Securitization Fees or purchases of Securitization Assets pursuant to a securitization repurchase obligation under a Qualified Securitization Transaction;

(19)         any purchase of stock of a parent entity of the Company solely for compensation purposes for directors, officers or employees of the Company and its Restricted Subsidiaries; and

(20)         any transfer, dividend or other distribution of Parent Stock or any proceeds from a transfer thereof;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (4), (5), (6), (7), (9) and (11) of this Section 1010(b), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

(c)           As of the time of issuance of the Notes, all of the Company’s Subsidiaries shall be Restricted Subsidiaries.  The Company shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary” in Section 101 of this Indenture.  For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary of the Company so designated shall be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investment.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to Section 1010(a) or under clause (7), (10) or (11) of Section 1010(b), or pursuant to the definition of “Permitted Investments,” and if such Subsidiary of the Company otherwise meets the definition of an Unrestricted Subsidiary.  Unrestricted Subsidiaries shall not be subject to any of the restrictive covenants set forth in this Indenture.

SECTION 1011.       Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a)           The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Company shall not issue any shares of Disqualified Stock and shall not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of preferred stock, if the Fixed Charge Coverage Ratio for the Company and the Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided, further, that the aggregate amount of Indebtedness (including Acquired Indebtedness), Disqualified Stock and Preferred Stock that may be incurred or issued, as applicable, by Restricted Subsidiaries that are not Guarantors pursuant to this Section 1011(a) and Section 1011(b)(13) below (“Permitted Non Guarantor Indebtedness”) shall not exceed $100.0 million at any one time outstanding.

(b)           The foregoing limitations shall not apply to:

(1)           Indebtedness of the Company or any of the Restricted Subsidiaries incurred pursuant to Credit Facilities in an aggregate principal amount at any time outstanding not to exceed the greater of (i) $725.0 million and (ii) the Borrowing Base, plus any other Lenders Debt pursuant to clause (iii) of the definition thereof;

(2)           the incurrence by the Company and any Guarantor of Indebtedness represented by the Notes (including any Guarantee) and Exchange Notes and related exchange guarantees to be issued in exchange for the Notes and the Guarantees pursuant to the Registration Rights Agreement (other than any Additional Notes);

(3)           Existing Indebtedness (other than Indebtedness described in clauses (1) and (2) above);

(4)           Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and preferred stock incurred by the Company or any of the Restricted Subsidiaries, to finance the purchase, lease, development or construction, remanufacturing, refurbishment, handling and repositioning, improvement and repairs of property (real or personal, including Chassis Assets) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (4) and including all Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness, Disqualified Stock and preferred stock incurred pursuant to this clause (4), does not exceed (i) the greater of (x) $50.0 million and (y) 3.0% of Total Assets, or (ii) if the Consolidated Senior Secured Debt Ratio is less than 4.5 to 1.0 (calculated on a pro forma basis giving effect to any Indebtedness incurred under this clause (4)(ii)), the greater of (x) $100 million and (y) 6.0% of Total Assets;

(5)           Indebtedness incurred by the Company or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(6)           Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary of the Company or the acquisition of any business, assets or Capital Stock, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary of the Company for the purpose of financing such acquisition;

(7)           Indebtedness of the Company to a Restricted Subsidiary; provided that, other than in the case of (i) intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Company and the Restricted Subsidiaries to finance working capital needs of the Restricted Subsidiaries and (ii) intercompany lease obligations, any such Indebtedness owing to a non-Guarantor is subordinated in right of payment to the Notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness not permitted by this clause (7);

(8)           Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided that other than in the case of (i) intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Company and its Subsidiaries to finance working capital needs of such Subsidiaries and (ii) intercompany lease obligations, if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not the Company or a Guarantor such Indebtedness is subordinated in right of payment to the Guarantee of such Guarantor; provided further that any subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness not permitted by this clause (8);

(9)           shares of preferred stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of preferred stock (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of such shares of preferred stock not permitted by this clause (9);

(10)         Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) and any guarantees thereof;

(11)         Obligations in respect of self-insurance and obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business or consistent with past practice or industry practice;

(12)         Indebtedness of any Guarantor in respect of such Guarantor’s Guarantee;

(13)         Indebtedness, Disqualified Stock and preferred stock of the Company or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference which, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (13), does not at any one time outstanding exceed the sum of:

(x)           $50.0 million; provided, however, that the aggregate amount of Permitted Non Guarantor Indebtedness that may be incurred pursuant to this clause (13) and Section 1011(a) shall not exceed $100.0 million at any one time outstanding; and

(y)           100.0% of the net cash proceeds received by the Company since immediately after the Issue Date from the issue or sale of Equity Interests of the Company or cash contributed to the capital of the Company (in each case other than proceeds of Disqualified Stock or sales of Equity Interests to the Company or any of its Subsidiaries) as determined in accordance with clauses (C)(2) and (C)(3) of Section 1010(a)(4) to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other investments, payments or exchanges pursuant to Section 1010(b) or to make Permitted Investments (other than Permitted Investments specified in clauses (a) and (c) of the definition thereof);

(14)         (A) any guarantee by the Company or a Guarantor of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of this Indenture, or

(B)          any guarantee by a Restricted Subsidiary of Indebtedness of the Company or another Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by the Company or such other Restricted Subsidiary is permitted under the terms of this Indenture;

(15)         the incurrence by the Company or any Restricted Subsidiary of Indebtedness, Disqualified Stock or preferred stock which serves to extend, replace, refund, refinance, renew or defease any Indebtedness, Disqualified Stock or preferred stock incurred as permitted under Section 1011 (a) and clauses (2) and (3) above, this clause (15) and clauses (16) and (23)(i) below or any Indebtedness, Disqualified Stock or preferred stock issued to so extend, replace, refund, refinance, renew or defease such Indebtedness, Disqualified Stock or preferred stock including additional Indebtedness, Disqualified Stock or preferred stock incurred to pay premiums (including tender premiums), defeasance costs and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(A)          has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the (x) remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or preferred stock being extended, replaced, refunded, refinanced, renewed or defeased and (y) in the case of Subordinated Indebtedness, the Weighted Average Life to Maturity that would result if all payments of principal on the Subordinated Indebtedness being so extended, replaced, refunded, refinanced, renewed or defeased that were due on or after the date one year following the maturity date of any Notes then outstanding were instead due on such date one year following the maturity date of such Notes (provided that, in the case of this subclause (15)(A)(y), such Indebtedness does not provide for any scheduled principal payments prior to the maturity date of the Notes in excess of, or prior to, the scheduled principal payments due prior to such maturity for the Indebtedness, Disqualified Stock or preferred stock being refunded or refinanced or defeased),

(B)          to the extent such Refinancing Indebtedness extends, replaces, refunds, refinances, renews or defeases (i) Indebtedness subordinated in right of payment to the Notes or any Guarantee of the Notes, such Refinancing Indebtedness is subordinated in right of payment to the Notes or such Guarantee at least to the same extent as the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased or (ii) Disqualified Stock or preferred stock, such Refinancing Indebtedness must be Disqualified Stock or preferred stock, as applicable; and

(C)          shall not include (x) Indebtedness, Disqualified Stock or preferred stock of a non-Guarantor Subsidiary of the Company that refinances Indebtedness, Disqualified Stock or preferred stock of the Company, (y) Indebtedness, Disqualified Stock or preferred stock of a Subsidiary of the Company that is not a Guarantor that refinances Indebtedness, Disqualified Stock or preferred stock of a Guarantor; or (z) Indebtedness, Disqualified Stock or preferred stock of the Company or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or preferred stock of an Unrestricted Subsidiary;

(16)         Indebtedness, Disqualified Stock or preferred stock of Persons that are acquired by the Company or any Restricted Subsidiary or merged into the Company or a Restricted Subsidiary in accordance with the terms of this Indenture; provided that such Indebtedness, Disqualified Stock or preferred stock is not incurred in contemplation of such acquisition or merger; provided further that after giving effect to such acquisition or merger, either

(A)          the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 1011(a) or

(B)          the Fixed Charge Coverage Ratio is greater than immediately prior to such acquisition or merger;

(17)         Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of its incurrence;

(18)         Indebtedness of Foreign Subsidiaries in an aggregate amount not to exceed the greater of (x) $25.0 million and (y) 15.0% of Foreign Subsidiary Total Assets at any time outstanding;

(19)         Indebtedness of the Company or any Restricted Subsidiary supported by a letter of credit issued pursuant to the Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(20)         Indebtedness of the Company or any Restricted Subsidiary consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(21)         [Reserved];

(22)         Indebtedness consisting of Indebtedness from the repurchase, retirement or other acquisition or retirement for value by the Company of Common Stock (or options, warrants or other rights to acquire Common Stock) of the Company (or payments to any direct or indirect parent entity of the Company to permit distributions to repurchase common equity (or options, warrants or other rights to acquire common equity) thereof of such parent entity) from any future, current or former officer, director, manager or employee (or any spouses, successors, executors, administrators, heirs or legatees of any of the foregoing) of the Company, any direct or indirect parent entity of the Company, or any of its Subsidiaries or their authorized representatives to the extent described in Section 1010(b)(4);

(23)         Indebtedness pursuant to any Capitalized Lease Obligations (i) existing on the Issue Date; plus (ii) in an aggregate amount incurred under this clause (23)(ii) not to exceed $50.0 million at any time outstanding;

(24)         Indebtedness of the Company or any Restricted Subsidiary incurred pursuant to any Qualified Securitization Transactions; and

(25)         all premiums (if any), interest (including, but not limited to, post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (1) through (24) above.

(c)           For purposes of determining compliance with this Section 1011, in the event that an item of Indebtedness, Disqualified Stock or preferred stock meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or preferred stock described in clauses (1) through (25) of Section 1011(b) above or is entitled to be incurred pursuant to Section 1011(a), the Company, in its sole discretion, may classify or reclassify such item of Indebtedness in any manner that complies with this Section 1011 and the Company may divide and classify or reclassify an item of Indebtedness in more than one of the types of Indebtedness described in Sections 1011(a) and (b); provided that the amounts under the ABL Facility outstanding on the Issue Date are deemed to be incurred under clause (a) above.  Accrual of interest and dividends, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or preferred stock and the reclassification of any operating lease as a Capitalized Lease Obligation as a result of (i) the modification or extension of the term of such lease or (ii) changes in GAAP that are not a result of a modification or extension pursuant to clause (i) will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or preferred stock for purposes of this Section 1011.

(d)           For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

(e)           The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

(f)            The Company shall not, and shall not permit any Guarantor to directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee to the extent in the same manner as such Indebtedness is subordinated in right of payment to other Indebtedness of the Company or such Guarantor, as the case may be.

(g)           (x) Unsecured Indebtedness shall not be treated as subordinated or junior to secured Indebtedness merely because it is unsecured or (y) Indebtedness shall not be treated as subordinated or junior to any other Indebtedness merely because it has a junior priority with respect to the same collateral.

SECTION 1012.       Limitation on Liens.

The Company shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien that secures obligations under any Indebtedness or any related guarantee (the “Initial Lien”), on any asset or property of the Company or any Restricted Subsidiary, or any income, profits or proceeds therefrom, other than:

(1)           in the case of Liens securing Subordinated Indebtedness, if the Notes and the related Guarantees are secured by a Lien on such property, assets, income, profits or proceeds that is senior in priority to such Liens;

(2)           in the case of Liens on property, assets, income, profits or proceeds which does not constitute Collateral securing Other Pari Passu Lien Obligations, if the Notes and the related Guarantees are equally and ratably secured by a Lien on such property, assets, income, profits or proceeds; or

(3)           Permitted Liens.

Any Lien created for the benefit of the Holders pursuant to clause (2) of the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien, which release and discharge in the case of any sale of any such asset or property shall not affect any Lien that the Notes Collateral Agent or the Collateral Trustee in the case of Trust Collateral may have on the proceeds from such sale.

SECTION 1013.       Limitations on Transactions with Affiliates.

(a)           The Company shall not, and shall not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $5.0 million, unless:

(1)           such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2)           the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $15.0 million, a resolution adopted by the majority of the Board of Directors of the Company approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) above.

(b)           The foregoing provisions will not apply to the following:

(1)           transactions, including, without limitation, the sale and lease of assets, between or among the Company and/or any of the Restricted Subsidiaries;

(2)           Restricted Payments permitted by Section 1010 and Permitted Investments or any transfer of Parent Stock;

(3)           the payment of management, consulting, monitoring and advisory fees and related expenses to the Sponsor and its Affiliates in an aggregate amount in any fiscal year not to exceed an amount per annum equal to $2.0 million;

(4)           the payment of reasonable and customary fees (including, without limitation, salaries, bonuses and equity) paid to, and indemnities provided on behalf of, officers, directors, employees or consultants of the Company, any direct or indirect parent entity of the Company or any Restricted Subsidiary;

(5)           payments by the Company or any Restricted Subsidiary to the Sponsor, and its Affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved in the good faith determination of the management of the Company;

(6)           transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 1013(a)(1);

(7)           payments or loans (or cancellation of loans) to employees or consultants of the Company, any direct or indirect parent entity of the Company or any Restricted Subsidiary which are approved in good faith by a majority of the Board of Directors of the Company;

(8)           any agreement, instrument or arrangement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment, taken as a whole, is no less favorable to the Company and its Restricted Subsidiaries than the agreement, instrument or arrangement in effect on the date of this Indenture (in the good faith determination of the management of the Company));

(9)           the existence of, or the performance by the Company or any of the Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) and any similar agreements; provided, however, that the existence of, or the performance by the Company or any Restricted Subsidiary of obligations under any such agreement shall only be permitted by this clause (9) to the extent that the terms of any such agreement, taken as a whole, are not disadvantageous to the Holders of the Notes in any material respect (in the reasonable determination of the management of the Company);

(10)         transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services, in each case, in the ordinary course of business or consistent with past practice and otherwise in compliance with the terms of this Indenture which are fair to the Company and the Restricted Subsidiaries, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party, in each case in the reasonable determination of the management of the Company;

(11)         the issuance of Equity Interests (other than Disqualified Stock) of the Company to any Affiliate;

(12)         transactions or payments pursuant to any employee, officer or director compensation or benefit plans, employment agreements, severance agreement, indemnification agreements or any similar arrangements entered into in the ordinary course of business or approved in the good faith determination of the management of the Company;

(13)         transactions in the ordinary course with (i) Unrestricted Subsidiaries or (ii) joint ventures in which the Company or a Subsidiary of the Company holds or acquires an ownership interest (whether by way of Capital Stock or otherwise) so long as the terms of any such transactions are no less favorable to the Company or such Subsidiary participating in such joint ventures than they are to other joint venture partners;

(14)         payments permitted under Section 1010(b)(12)(B) by the Company and/or its Subsidiaries;

(15)         transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(16)         transactions by and among Seacastle Inc. and its Subsidiaries and the Company and its Subsidiaries related to shared resource allocations pertaining to compensation-related expenses, including salaries, bonuses, equity, restricted stock costs, customary fees, leases, transportation taxes, and similar expenses (i) incurred in the ordinary course of business or (ii) repaid within 365 days; provided, that the net amount of all such transactions taken as a whole in any calendar year do not exceed $1.0 million;

(17)         the Transactions and the payment of all fees and expenses related to the Transactions, in each case, as contemplated by the Offering Memorandum;

(18)         any Sale and Lease Back Transactions or other lease obligations by and among Affiliates of the Sponsor and the Company and its Subsidiaries, as the case may be, permitted under this Indenture so long as the terms of such transaction are no less favorable to the Company or the Restricted Subsidiaries than that which would be obtained in an arm’s length transaction with a non-Affiliate;

(19)         sales of Securitization Assets or assets in connection with any Qualified Securitization Transaction;

(20)         the licensing or sub-licensing of intellectual property and software, including Poolstat Software, or other general intangibles in the ordinary course of business;

(21)         investments by the Sponsor or its Affiliates in securities of the Company (other than any security that ranks senior or pari passu with the Notes) or any Restricted Subsidiary of the Company so long as the investment is being or has been offered generally to other investors on the same or more favorable terms or the securities are acquired in market transactions; and

(22)         guarantees (but not any consideration paid for such guarantee) by the Sponsor or any direct and indirect parent of the Company of Obligations of the Company and its Restricted Subsidiaries.

SECTION 1014.       Limitations on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(a)           (1) pay dividends or make any other distributions to the Company or any Restricted Subsidiary on its Capital Stock or, with respect to any other interest or participation in, or measured by, its profits, or (2) pay any Indebtedness owed to the Company or any Restricted Subsidiary;

(b)           make loans or advances to the Company or any Restricted Subsidiary; or

(c)           sell, lease or transfer any of its properties or assets to the Company or any Restricted Subsidiary,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(1)           contractual encumbrances or restrictions in effect on the Issue Date, including, without limitation, pursuant to the ABL Facility and the related documentation;

(2)           this Indenture and the Notes;

(3)           purchase money obligations for property acquired in the ordinary course of business and lease obligations (including Capitalized Lease Obligations and any encumbrance or restriction pursuant to any Customer Leasing Arrangement) that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

(4)           applicable law or any applicable rule, regulation or order;

(5)           any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition or at the time when it merges with or into the Company or any Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person (but, in each case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(6)           contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary that impose restrictions on the assets to be sold;

(7)           secured Indebtedness otherwise permitted to be incurred pursuant to Sections 1011 and 1012 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(8)           restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(9)           (A) other Indebtedness, Disqualified Stock or preferred stock of Foreign Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to Section 1011 that impose restrictions solely on the Foreign Subsidiaries party thereto or (B) Permitted Non Guarantor Indebtedness permitted to be incurred subsequent to the Issue Date pursuant to Section 1011 that impose restrictions solely on Restricted Subsidiaries that are not Guarantors party thereto that will not materially affect the Company’s ability to make anticipated principal and interest payments on the Notes, in each case in the reasonable determination of the management of the Company;

(10)         customary provisions in joint venture agreements and other similar agreements relating solely to such joint venture;

(11)         customary provisions contained in licenses or sub-licenses of intellectual property and software, including Poolstat Software, or other general intangibles in the ordinary course of business;

(12)         any encumbrance or restriction with respect to a Foreign Subsidiary pursuant to an agreement governing Indebtedness incurred by such Foreign Subsidiary that was permitted by the terms of this Indenture to be incurred;

(13)         any encumbrance or restriction pursuant to an agreement governing Indebtedness incurred pursuant to Section 1011(b)(1), which encumbrances or restrictions are, in the good faith determination of the management of the Company, no more restrictive, taken as a whole, than any such encumbrances or restrictions pursuant to the ABL Facility on the Issue Date;

(14)         restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Company or any Restricted Subsidiary is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance solely of the property or assets of the Company or such Restricted Subsidiary that are the subject to such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Company or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary;

(15)         restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien;

(16)         restrictions created in connection with any Qualified Securitization Transaction; provided that, in the case of a Qualified Securitization Transaction occurring after the Closing Date, such restrictions in the good faith determination of the Company are necessary or advisable to effect such Qualified Securitization Transaction; and

(17)         any encumbrance or restriction imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (17) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith determination of the management of the Company, (x) no more restrictive, taken as a whole, with respect to such encumbrance and other restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing or (y) ordinary and customary with respect to facilities similar to the ABL Facility (under the relevant circumstances) and will not materially affect the Company’s ability to make anticipated principal and interest payments on the Notes.

SECTION 1015.       Limitation on Guarantees of Indebtedness by Restricted Subsidiaries.

(a)           The Company will not permit any of its Restricted Subsidiaries to Guarantee any other Indebtedness of the Company or any other Restricted Subsidiary under clauses (a)(1) or (a)(2) of the definition of “Indebtedness” (other than (i) a Guarantee by a Foreign Restricted Subsidiary of Indebtedness of another Foreign

Restricted Subsidiary, (ii) Capitalized Lease Obligations and (iii) Permitted Non Guarantor Indebtedness) unless either (1) such Restricted Subsidiary is a Guarantor or (2) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Guarantee shall be senior to or pari passu with such Restricted Subsidiary’s Guarantee of such other Indebtedness, along with supplements to the Intercreditor Agreement, Collateral Trust Agreement and applicable Security Documents.

(b)           Notwithstanding the foregoing and the other provisions of this Indenture, any Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged:

(1)           upon any sale, exchange or transfer (by merger or otherwise) of all of the Company’s Capital Stock in such Guarantor (including any sale, exchange or transfer following which the applicable Guarantor is no longer a Restricted Subsidiary) or all or substantially all the assets of such Guarantor, which sale, exchange or transfer is made in compliance with the applicable provisions of this Indenture;

(2)           if such Guarantor is designated as an Unrestricted Subsidiary or otherwise ceases to be a Restricted Subsidiary, in each case in accordance with the provisions of this Indenture, upon effectiveness of such designation or when it first ceases to be a Restricted Subsidiary, respectively;

(3)           solely with respect to any Restricted Subsidiary that became a Guarantor pursuant to Section 1015(a), upon the release or discharge by such Guarantor of Indebtedness that gave rise to such Restricted Subsidiary becoming a Guarantor or the Guarantor being released as a Guarantor of such Indebtedness (it being understood that a release subject to a contingent reinstatement is still a release, and if any such Indebtedness of such Guarantor under the ABL Facility is so reinstated, such Guarantee shall also be reinstated); or

(4)           if the Issuers exercise their legal defeasance option or their covenant defeasance option as described under Article Thirteen hereof or if its obligations under this Indenture are discharged in accordance with the terms of this Indenture.

SECTION 1016.       Additional Interest Notice.

In the event that the Issuers are required to pay Additional Interest to Holders of Notes pursuant to the Registration Rights Agreement, the Issuers will provide written notice (“Additional Interest Notice”) to the Trustee of their obligation to pay Additional Interest no later than fifteen days prior to the proposed payment date for the Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Issuers on such payment date.  The Trustee shall not at any time be under any duty or responsibility to any Holder of Notes to determine the Additional Interest, or with respect to the nature, extent, or calculation of the amount of Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest.

SECTION 1017.       Change of Control.

(a)           If a Change of Control occurs, the Issuers shall make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash equal to 101.0% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant

Interest Payment Date (the “Change of Control Payment”).  Within 30 days following any Change of Control, the Issuers shall send notice of such Change of Control Offer by first class mail, postage prepaid, with a copy to the Trustee, to each Holder to the address of such Holder appearing in the Note Register with a copy to the Trustee or otherwise in accordance with the procedures of DTC, with the following information:

(1)           a Change of Control Offer is being made pursuant to this Section 1017 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment;

(2)           the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3)           any Note not properly tendered will remain outstanding and continue to accrue interest;

(4)           unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on, but not including, the Change of Control Payment Date;

(5)           Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third business day preceding the Change of Control Payment Date;

(6)           Holders will be entitled to withdraw their tendered Notes and their election to require the Issuers to purchase such Notes, provided that the Paying Agent receives, not later than the close of business on the last day of the Change of Control Offer period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing his tendered Notes and his election to have such Notes purchased;

(7)           if such notice is mailed prior to the occurrence of a Change of Control, the notice shall state that the Change of Control Offer is conditional on the occurrence of such Change of Control; and

(8)           Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 or an integral multiple of $1,000 in excess thereof.

(b)           While the Notes are in global form and the Issuers make an offer to purchase all of the Notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the purchase of the Notes through the facilities of DTC, subject to its rules and regulations.

(c)           [INTENTIONALLY DELETED].

(d)           The Issuers shall not be required to make a Change of Control Offer following a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (2) notice of redemption has been given pursuant to this Indenture as described under Section 1101, unless and until there is a default in payment of the applicable redemption price.  Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control.

(e)           The Issuers shall comply with the requirements of Section 14(e) under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

(f)            On the Change of Control Payment Date, the Issuers shall, to the extent permitted by law,

(1)           accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

(2)           deposit with the Paying Agent an amount equal to the aggregate amount of the Change of Control Payment in respect of all Notes or portions thereof so tendered, and

(3)           deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officers’ Certificate stating that such Notes or portions thereof have been tendered to and purchased by the Issuers.

(g)           The Paying Agent shall promptly mail to each Holder the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.  The Issuers shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

SECTION 1018.       Asset Sales.

(a)           The Company shall not, and shall not permit any Restricted Subsidiary to, cause, make or suffer to exist a Collateral Asset Sale, unless:

(1)           the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Collateral Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests sold or otherwise disposed of; and

(2)           except in the case of a Permitted Asset Swap, at least 75.0% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents.

Within 365 days after the Company’s or a Restricted Subsidiary’s receipt of the Net Proceeds of any Collateral Asset Sale covered by this clause (a) the Company or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Collateral Asset Sale as follows:

(1)           until the indefeasible discharge of the First Priority Obligations, the consideration received from such Collateral Asset Sale to repay any Indebtedness under the Credit Facilities or any other Lenders Debt other than Indebtedness owed to the Company or a Subsidiary of the Company;

(2)           to make one or more offers to the Holders (and, at the option of the Issuers, the holders of Other Pari Passu Lien Obligations) to repurchase Notes (and such Other Pari Passu Lien Obligations) pursuant to and subject to the conditions contained in this Indenture (each, an “Asset Sale Offer”); provided, however that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (2), the Issuer or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; provided further that if the Company or such Restricted Subsidiary shall so reduce any Other Pari Passu Lien Obligations, the Issuers will equally and ratably offer to reduce Indebtedness under the Notes by making an offer to all Holders to repurchase, at a repurchase price equal to 100.0% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, the pro rata principal amount of the Notes, such offer to be conducted in accordance with the procedures set forth below for an Asset Sale Offer, but without any further limitation in amount; or

(3)           to make an investment in (i) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and results in the Company or a Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (ii) capital expenditures, or (iii) acquisitions of other properties or assets that, in each of clauses (i), (ii) and (iii), replace the businesses, properties or assets, as applicable, that are the subject of such Collateral Asset Sale or are used or useful in a Similar Business; provided further, that any such investment constituting After-Acquired Property is concurrently added to the Collateral.

(b)           The Company shall not, and shall not permit any Restricted Subsidiary to, cause, make or suffer to exist a Non-Collateral Asset Sale, unless:

(1)           the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests sold or otherwise disposed of; and

(2)           except in the case of a Permitted Asset Swap, at least 75.0% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents.

Within 365 days after the Company’s or a Restricted Subsidiary’s receipt of the Net Proceeds of any Non-Collateral Asset Sale covered by the preceding paragraphs, the Company or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Non-Collateral Asset Sale as follows:

(1)           to prepay or repay senior Indebtedness of the Company or any Restricted Subsidiary (and in the case of revolving obligations, to correspondingly reduce commitments with respect thereto);

(2)           to make one or more Asset Sale Offers; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (2), the Issuer or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; provided, further, that if the Company or such Restricted Subsidiary shall so reduce any Other Pari Passu Lien Obligations, the Issuers will equally and ratably offer to reduce Indebtedness under the Notes by making an offer to all Holders of the Notes to repurchase, at a repurchase price equal to 100.0% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, the pro rata principal amount of the Notes, such offer to be conducted in accordance with the procedures set forth below for an Asset Sale Offer, but without any further limitation in amount; or

(3)           to make an investment in (i) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and results in the Company or a Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (ii) capital expenditures, or (iii) acquisitions of other properties or assets that, in each of clauses (i), (ii) and (iii), replace the businesses, properties or assets, as applicable, that are the subject of such Non-Collateral Asset Sale or are used or useful in a Similar Business.

(c)           Any Net Proceeds from the Asset Sales covered by clauses (a) and (b) above that are not invested or applied as provided and within the time period set forth in the second paragraph of clauses (a) and (b) above shall be deemed to constitute “Excess Proceeds.” In the case of subclause (3) of the second paragraph of clause (a) and subclause (3) of the second paragraph of clause (b) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment; provided that (x) such investment is consummated within 545 days after receipt by the Issuers or any Restricted Subsidiary of the Net Proceeds of any Asset Sale and (y) if such investment is not consummated within the period set forth in subclause (x), the Net Proceeds not so applied will be deemed to be Excess Proceeds.  When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Issuers shall make an Asset Sale Offer to all Holders, and, if required by the terms of any Other Pari Passu Lien Obligations, to the holders of such Other Pari Passu Lien Obligations, to purchase the maximum principal amount of Notes and such Other Pari Passu Lien Obligations, that are $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the case of any Other Pari Passu Lien Obligations offered at a significant original issue discount, 100% of the accreted value thereof, if permitted by the relevant indenture or other agreement governing such Other Pari Passu Lien Obligations), plus accrued and unpaid interest, if any, to, but not including, the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture.  The Issuers shall commence an Asset Sale Offer with respect to Excess Proceeds within 30 days after the date that Excess Proceeds exceed $25.0 million by mailing the notice required pursuant to the terms of this Indenture, with a copy to the Trustee.  To the extent that the aggregate amount of Notes and such Other Pari Passu Lien Obligations tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in this Indenture.  If the aggregate principal amount of Notes or the Other Pari Passu Lien Obligations surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Notes and such Other Pari Passu Lien Obligations will be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Other Pari Passu Lien Obligations tendered.  Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

(d)           For purposes of this Section 1018, the following are deemed to be cash or Cash Equivalents:

(1)           any liabilities (as shown on the Company’s, or such Restricted Subsidiary’s most recent internally available balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary constituting Other Pari Passu Lien Obligations, indebtedness secured by assets of the Issuers or a Guarantor not constituting Collateral or indebtedness of a non-Guarantor that are assumed by the transferee of any such assets and for which the Issuers and all Restricted Subsidiaries have been validly released by all creditors in writing;

(2)           any securities received by the Issuers, a Guarantor or such Restricted Subsidiary from such transferee that are converted by the Issuers or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale;

(3)           any stock or assets of the kind referred to in subclause (3) of the second paragraph of Sections 1018(a) and 1018(b); and

(4)           any Designated Noncash Consideration received by the Issuers or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (4) that is at that time outstanding, not to exceed the greater of (x) $50.0 million and (y) 3.0% of Total Assets at the time of the receipt of such Designated Noncash Consideration, with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value.

(e)           The Issuers shall comply with the requirements of Section 14(e) under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

SECTION 1019.       Waiver of Certain Covenants.

The Issuers and the Restricted Subsidiaries may omit in any particular instance to comply with any term, provision or condition set forth in or Sections 1004 through 1008, inclusive, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Notes, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuers and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

SECTION 1020.       Further Assurances, Post-Closing Obligations and After-Acquired Property.

(a)           The Issuers and the Guarantors shall execute any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Notes Collateral Agent and the Collateral Trustee in the case of Trust Collateral may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests and Liens created or intended to be created by the Security Documents. In addition, from time to time, the Issuer will reasonably promptly pledge or create, or cause to be pledged or created, perfected security interests and Liens with respect to the Collateral required to be pledged under the Security Documents to secure or continue to secure the obligations under the Notes, this Indenture and the Security Documents. Such security interests and Liens on the Collateral will be created under the Security Documents and other security agreements and other instruments and documents in form and substance reasonably satisfactory to the Notes Collateral Agent or the Collateral Trustee in the case of Trust Collateral.

(b)           Within 90 days after the Issue Date or such later date as the Notes Collateral Agent may agree in its commercially reasonably discretion; provided that the Notes Collateral Agent shall be deemed to have agreed, if Administrative Agent has consented to such extension under the comparable provision of the security agreement related to the ABL Facility), each of the Issuer and each Guarantor shall use its commercially reasonable efforts to execute and deliver to the Notes Collateral Agent a deposit account control agreement in form and substance reasonably satisfactory to the Notes Collateral Agent, subject to the terms of the Security Agreement and the Intercreditor Agreement.

(c)           With respect to intellectual property that has been pledged under the Security Agreement, the Issuers or the applicable Guarantor shall have taken all steps required under the Security Agreement relating to such pledged intellectual property.

(d)           With respect to each Pledged Chassis (as defined in the Trust Security Agreement), within the time periods set forth in the Trust Security Agreement, the Issuers or the applicable Guarantors shall take such actions as are set forth in Section 4.2 of the Trust Security Agreement relating to the Pledged Chassis.

(e)           The Issuers and the Guarantors shall have registered Hypothecs granted in favor of Wells Fargo Bank, National Association, as trustee and as notes collateral agent for the Initial Purchasers by each of Interpool, Inc., Trac Lease, Inc., Trac Intermodal LLC and Trac Intermodal Corp., filed RG Forms at the Register of Personal and Movable Real Rights (Quebec) and discharged prior registrations in favor of BNP Paribas CC, Inc. and DVB Bank SE.

(f)            In furtherance of the foregoing, promptly following the acquisition by the Issuers or any Guarantor of any After-Acquired Property (but subject to the limitations, if applicable, described in the Security Documents) solely to the extent such After-Acquired Property will also secure the ABL Facility, such Issuer or such Guarantor shall execute and deliver such security instruments, financing statements and certificates and opinions of counsel as shall be reasonably necessary to vest in the Notes Collateral Agent and the Collateral Trustee in the case of Trustee Collateral a perfected security interest in such After-Acquired Property and to have such After-Acquired Property added to the Collateral and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such After-Acquired Property to the same extent and with the same force and effect.

SECTION 1021.       [Intentionally Deleted].

SECTION 1022.       [Intentionally Deleted].

SECTION 1023.       Discharge and Suspension of Covenants.

(a)           If on any date following the Issue Date (the “Suspension Date”): (i) the Notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), Section 801(4) hereof, Section 1010 hereof, Section 1011 hereof, Section 1013 hereof, Section 1014 hereof, Section 1015 hereof, and Section 1018 hereof shall no longer be applicable to such Notes (collectively, the “Suspended Covenants”).

(b)           In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants under this Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies (1) withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating and/or (2) the Company or any of its Affiliates enters into an agreement to effect a transaction that would result in a Change of Control and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the Notes below an Investment Grade Rating, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under this Indenture with respect to future events, including, without limitation, a proposed transaction described in clause (2) above.

(c)           The period of time between the Suspension Date and the Reversion Date is referred to in this Indenture as the “Suspension Period.” Upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Proceeds shall be reset at zero. During the Suspension Period no additional Subsidiary of the Company may be designated an Unrestricted Subsidiary unless such designation would have been permitted if Section 1010 had been in effect at all times during the Suspension Period. In the event of any such reinstatement, no action taken or omitted to be taken by the Company or any Restricted Subsidiary prior to such reinstatement will give rise to a Default or Event of Default under this Indenture with respect to any Suspended Covenant or the Notes; provided that (1) with respect to Restricted Payments made after any such reinstatement, the amount of Restricted Payments made will be calculated as though Section 1010 had been in effect prior to, but not during the Suspension Period, and (2) all Indebtedness incurred, or Disqualified Stock or preferred stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to Section 1011(b)(3) hereof.

(d)           The Company shall deliver promptly to the Trustee an Officers’ Certificate notifying it of any Covenant Suspension Event or any Reversion Date under this Section 1023.

SECTION 1024.       Limitation on activities of the Co-Issuer.

The Co-Issuer may not hold any material assets, become liable for any material obligations, engage in any trade or business, or conduct any business activities, other than (1) the issuance of its Equity Interests to the Issuer or any wholly owned Restricted Subsidiary of the Issuer, (2) the incurrence of Indebtedness as a co-obligor or guarantor, as the case may be, of the Notes, the ABL Facility and any other Indebtedness that is permitted to be incurred under Section 1011; provided that the Net Proceeds of such Indebtedness are not retained by the Co-Issuer, and (3) activities incidental thereto. None of the Restricted Subsidiaries shall engage in any transaction with the Co-Issuer in violation of the immediately preceding sentence.

SECTION 1025.       Certificates of Title.

(a)           With respect to each item of Certificate of Title Collateral (other than Untitled Chassis or any Rental Fleet Asset designated to a Permitted Warehousing Transaction) that is (x) SUBI Collateral, (y) owned as of the Effective Date by any Issuer or Guarantor and that is subject to the Collateral Trust Security Agreement or (z) acquired by an Issuer or Guarantor after the Issue Date and that is subject to the Collateral Trust Security Agreement, prior to the date that is the applicable Required Perfection Date (as such period may be extended by the Notes Collateral Agent (provided that the Notes Collateral Agent shall be deemed to have agreed, if the ABL Agent has consented to such extension under the comparable provision of the ABL Facility)): (i) the applicable Issuer or Guarantor shall have delivered the related Certificate of Title (or, if such Rental Fleet Asset was purchased directly from the manufacturer or another seller, the necessary purchase documentation) and all other necessary documentation required by the applicable governmental authority to cause such Certificate of Title, upon issuance, to reflect the applicable Issuer or Guarantor as the sole owner of such Rental Fleet Asset and the Collateral Trustee as the sole secured party with respect to such Rental Fleet Asset to the Filing Agent and shall have taken all other steps in the applicable Loan Party’s control necessary for the Filing Agent to process an application for title with such governmental authority; (ii) the Filing Agent shall have filed (or, if the Filing Agent is the applicable governmental authority, shall have received) such application and shall have notified the applicable Issuer or Guarantor in writing (which notice may be made electronically and shall, in any case, specifically identify the related Rental Fleet Assets) that it has done so (and a copy of such notice has been delivered to the Collateral Trustee and the Notes Collateral Agent); (iii) such application shall not have been rejected or returned, subject to clause (c) below; and (iv) other than with respect to Pledged Chassis subject to the Collateral Trust Agreement on the Issue Date, an updated supplement schedule to the applicable Security Documents shall have been received by the Notes Collateral Agent and the Collateral Trustee reflecting such Rental Fleet Assets as part of the Collateral.

(b)           Promptly after the return of the Certificates of Titles to the applicable Issuer or Guarantor showing the applicable Issuer or Guarantor as owner and the Collateral Trustee as sole secured party and lien holder with respect to such Rental Fleet Assets, the applicable Issuer or Guarantor shall deliver evidence of such Certificate of Title to the Collateral Trustee and the Notes Collateral Agent, and the Company shall hold the original Certificate of Title.

(c)           In the event application for title submitted in accordance with clause (a) above is rejected or returned, the applicable Issuer or Guarantor will take reasonable steps to determine and cure the issue and resubmit, or cause to be resubmitted, such application and other items necessary for filing.

ARTICLE ELEVEN

REDEMPTION OF NOTES

SECTION 1101.       Right of Redemption.

(a)           Except as set forth below, the Notes are not redeemable at the Issuers’ option until August 15, 2015.  From and after August 15, 2015, the Issuers may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice by first-class mail, postage prepaid, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the Note Register at the Redemption Prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to, but not including, the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on August 15 of each of the years indicated below:

Year	Percentage
2015	108.250%
2016	105.500%
2017	102.750%
2018 and thereafter	100.000%

(b)           In addition to the optional redemption of the Notes in accordance with the provisions of subclause (a) above, at any time prior to August 15, 2015, the Issuers may, at their option, redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture at a Redemption Price equal to 111.0% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date, with the net proceeds of one or more Equity Offerings of the Company or any direct or indirect parent entity of the Company to the extent such net proceeds are contributed to the capital of the Company; provided that at least 65% of the sum of the aggregate principal amount of Notes remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

(c)           At any time prior to August 15, 2015, the Issuers may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail, postage prepaid, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the Note Register, at a Redemption Price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the Redemption Date, subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date.

(d)           Notice of redemption upon any Equity Offering or in connection with a transaction (or series of related transactions) that constitute a Change of Control may, at the Issuers’ option and discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or Change of Control, as the case may be.

SECTION 1102.       Applicability of Article.

Redemption of Notes at the election of the Issuers or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

SECTION 1103.       Election To Redeem; Notice to Trustee.

The election of the Issuers to redeem any Notes pursuant to Section 1101 above shall be evidenced by an Issuer Order.  In case of any redemption at the election of the Issuers, the Issuers shall, at least 30 days prior to the Redemption Date fixed by the Issuers (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 1104.

SECTION 1104.       Selection by Trustee of Notes To Be Redeemed.

If less than all of the Notes or such Other Pari Passu Lien Obligations are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, or, if such Notes are not so listed, on a pro rata basis or by lot or such similar method in accordance with the procedures of DTC; provided that no Notes of $2,000 or less shall be purchased or redeemed in part.

Notices of purchase or redemption shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or Redemption Date to each Holder of Notes to be purchased or redeemed at such Holder’s registered address. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

A new Note issued under this Indenture in principal amount equal to the unpurchased or unredeemed portion of any Note purchased or redeemed in part will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the purchase or Redemption Date, unless the Issuers default in payment of the purchase or redemption price, interest shall cease to accrue on Notes or portions thereof purchased or called for redemption.

SECTION 1105.       Notice of Redemption.

Notice of redemption shall be given in the manner provided for in Section 106 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder to be redeemed.  Except as set forth in Section 1101(d), notices of redemption may not be conditional.

All notices of redemption shall state:

(1)           the Redemption Date,

(2)           the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 1107, if any,

(3)           if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Notes to be redeemed,

(4)           in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the Holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

(5)           that on the Redemption Date the Redemption Price (and accrued interest, if any, to the Redemption Date payable as provided in Section 1107) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after said date,

(6)           the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued interest, if any,

(7)           the name and address of the Paying Agent,

(8)           that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price,

(9)           the CUSIP number, and that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Notes,

(10)         the paragraph of the Notes pursuant to which the Notes are to be redeemed; and

(11)         any condition to such redemption.

Notice of redemption of Notes to be redeemed at the election of the Issuers shall be given by the Issuers or, at the Issuers’ written request and 15 days prior notice, by the Trustee in the name and at the expense of the Issuers.

SECTION 1106.       Deposit of Redemption Price.

On or before 10:00 a.m. New York City time on Redemption Date, the Issuers shall deposit with the Trustee or with a Paying Agent (or, if the Issuers are acting as their own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and accrued interest, if any, on, all the Notes which are to be redeemed on that date.  The Trustee or the Paying Agent will promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest, if any, on, all Notes to be redeemed or purchased.

SECTION 1107.       Notes Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest and Additional Interest, if any, to the Redemption Date) (except as provided in Section 1101(d)), and from and after such date (unless the Issuers shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest.  Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Issuers at the Redemption Price, together with accrued interest and Additional Interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

SECTION 1108.       Notes Redeemed in Part.

Any Note which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at the office or agency of the Issuers maintained for such purpose pursuant to Section 1002 (with, if the Issuers or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuers and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Issuers shall execute, and, upon receipt of an Issuer Order, the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

ARTICLE TWELVE

GUARANTEES

SECTION 1201.       Guarantees.

Subject to Article Twelve, each Guarantor hereby jointly and severally and unconditionally guarantees the Notes and obligations of the Issuers hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, that: (a) the principal of (and premium, if any) and interest on or Additional Interest in respect of, the Notes will be paid in full when due, whether at Stated Maturity, by acceleration or otherwise (including, without limitation, the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Law), together with interest on the overdue principal, if any, and interest on any overdue interest, if any, to the extent lawful, and all other obligations of the Issuers to the Holders or the Trustee, including, without limitation, indemnification obligations, hereunder or thereunder will be paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (a) and (b) above, to the limitation set forth in Section 1205 hereof.

Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

Each Guarantor hereby waives (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that the Guarantee of such Guarantor shall not be discharged as to any Note except by full payment or complete performance of the obligations contained in such Note, this Indenture and such Guarantee.  Each Guarantor acknowledges that the Guarantee is a guarantee of payment and not of collection.  Each of the Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on such Note, whether at its Stated Maturity, by acceleration, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor’s Guarantee without first proceeding against the Issuers or any other Guarantor.  Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the Maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Guarantor shall pay to the Trustee for the account of the Holder, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

If any Holder or the Trustee is required by any court or otherwise to return to the Issuers or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect.  Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee on the other hand, (x) subject to this Article Twelve, the Maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of the Guarantee of such Guarantor notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligation as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Guarantee of such Guarantor.

Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuers for liquidation, reorganization, should the Issuers become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuers’ assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes or the Guarantees are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made.  In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

SECTION 1202.       Severability.

In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1203.       Restricted Subsidiaries.

(a)           The Company shall cause any Restricted Subsidiary required to guarantee payment of the Notes pursuant to the terms and provisions of Section 1015 to (i) execute and deliver to the Trustee a supplemental indenture in the form of Exhibit D hereto in accordance with the provisions of Article Nine of this Indenture pursuant to which such Restricted Subsidiary shall guarantee all of the obligations on the Notes, whether for principal, premium, if any, interest (including interest accruing after the filing of, or which would have accrued but for the filing of, a petition by or against the Company under Bankruptcy Law, whether or not such interest is allowed as a claim after such filing in any proceeding under such law) and other amounts due in connection therewith (including any fees, expenses and indemnities), on a senior secured basis and (ii) execute and deliver a supplement or such comparable documentation to become a Grantor under the Security Agreement and the other Security Documents and to take all actions to cause the Lien created by the Security Documents to be duly perfected to the extent required by such documents.  Upon the execution of any such amendment or supplement, the obligations of the Guarantors and any such Restricted Subsidiary under their respective Guarantees shall become joint and several and each reference to the “Guarantor” in this Indenture shall, subject to Section 1208, be deemed to refer to all Guarantors, including such Restricted Subsidiary.  Such Guarantee shall be released in accordance with Section 803 and Section 1015(b).

SECTION 1204.       Ranking of Guarantee.

The Guarantee issued by any Guarantor shall be a senior obligation of such Guarantor and will be secured by a second-priority lien on the Collateral owned by such Guarantor (subject to the first-priority security interest securing the ABL Facility and other Permitted Liens).  The Guarantees shall: (a) rank equally in right of payment with all existing and future senior Indebtedness of each Guarantor, (b) be senior in right of payment to all existing and future Subordinated Indebtedness of each Guarantor, (c) be effectively subordinated (on a lien priority basis) to the guarantee of such Guarantor under the ABL Facility to the extent of the value of the Collateral owned by such Guarantor and (d) be structurally subordinated to Indebtedness and other liabilities and preferred stock of Subsidiaries of such Guarantor that do not Guarantee the Notes.

SECTION 1205.       Limitation of Guarantors’ Liability.

Each Guarantor, and by its acceptance hereof, each Holder confirms that it is the intention of all such parties that the guarantee by each such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance to the extent applicable to any Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and each such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount that will not, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contributions from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to this Article Twelve, result in the obligations of such Guarantor under its Guarantee constituting such fraudulent transfer or conveyance under applicable law.

SECTION 1206.       Contribution.

In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) under a Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the respective net assets of all Guarantors (including the Funding Guarantor) determined in accordance with GAAP for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Issuers’ obligations with respect to the Notes or any other Guarantor’s obligations with respect to the Guarantee of such Guarantor.

SECTION 1207.       Subrogation.

Each Guarantor shall be subrogated to all rights of Holders against the Issuers in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 1201; provided, however, that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuers under this Indenture or the Notes shall have been paid in full.

SECTION 1208.       Reinstatement.

Each Guarantor hereby agrees (and each Person who becomes a Guarantor shall agree) that the Guarantee provided for in Section 1201 shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder to the Issuers upon the bankruptcy or insolvency of the Issuers or any Guarantor.

SECTION 1209.       Release of a Guarantor.

Concurrently with the discharge of the Notes under Section 401, the Legal Defeasance of the Notes under Section 1302 hereof, or the Covenant Defeasance of the Notes under Section 1303 hereof, the Guarantors shall be released from all their obligations under their Guarantees under this Article Twelve.  Any Guarantor shall be released from all its obligations under its Guarantee in accordance with Section 803 and Section 1015(b).

SECTION 1210.       Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and from its guarantee and waivers made by it pursuant to its Guarantees under this Article Twelve.

ARTICLE THIRTEEN

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1301.       Issuers’ Option To Effect Legal Defeasance or Covenant Defeasance.

The Issuers may, at their option by Board Resolution, at any time, with respect to the Notes, elect to have either Section 1302 or Section 1303 applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article Thirteen.

SECTION 1302.       Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 1301 of the option applicable to this Section 1302, each of the Issuers and the Guarantors shall be deemed to have been discharged from its respective obligations with respect to all Outstanding Notes on the date the conditions set forth in Section 1304 are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, such Legal Defeasance means that each of the Issuers and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes (including the Guarantees), which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 1305 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Notes, the Guarantees and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Notes to receive payments in respect of the principal of (and premium, if any, on) and interest on such Notes when such payments are due, solely out of the trust described in Section 1304, (B) the Issuers’ obligations with respect to such Notes under Sections 304, 305, 306,1002 and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and the obligations of each of the Issuers and the Guarantors in connection therewith and (D) this Article Thirteen.  Subject to compliance with this Article Thirteen, the Issuers may exercise its option under this Section 1302 notwithstanding the prior exercise of its option under Section 1303 with respect to the Notes.

SECTION 1303.       Covenant Defeasance.

Upon the Company’s exercise under Section 1301 of the option applicable to this Section 1303, each of the Company, the Co-Issuer and the Guarantors shall be released from its respective obligations under any covenant contained in Sections 801, 802 and in Sections 1005, 1006, 1007, 1009 through 1022 with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder.  For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes and Guarantees, the Issuers or any Guarantor, as applicable, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 501(3), 501(4), 501(5) and 501(7) and, with respect to only any Significant Subsidiary and not the Issuers, Section 501(6), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

SECTION 1304.       Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to application of either Section 1302 or Section 1303 to the Outstanding Notes:

(1)           The Issuers shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 608 who shall agree to comply with the provisions of this Article Thirteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefit of the Holders of such Notes; (A) cash in U.S. dollars, or (B) Government Securities, or (C) a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment banking firm, appraisal firm or firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any) and interest on the Outstanding Notes on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any, or, interest due on the

Notes); provided that, the Trustee shall have been irrevocably instructed to apply such cash or the proceeds of such Government Securities to said payments with respect to the Notes.  Before such a deposit, the Company may give to the Trustee, in accordance with Section 1103 hereof, a notice of its election to redeem all of the Outstanding Notes at a future date in accordance with Article Eleven hereof, which notice shall be irrevocable; provided that, upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purpose of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit on the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption.  Any Applicable Premium Deficit shall be set forth in an Officers’ Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption.  Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing;

(2)           in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(A)          the Issuers has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(B)          since the issuance of the Notes, there has been a change in the applicable U.S. Federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel in the United States shall confirm that, subject to customary assumptions and exclusions, the Holders of the Outstanding Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)           in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Outstanding Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)           no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit) or the granting of Liens in connection therewith shall have occurred and be continuing on the date of such deposit;

(5)           such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the ABL Facility or any other material agreement or instrument (other than this Indenture) to which, the Issuers or any Guarantor is a party or by which the Issuers or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith);

(6)           the Issuers shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or any Guarantor or others; and

(7)           the Issuers shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel in the United States (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

SECTION 1305.       Deposited Money and Government Securities To Be Held in Trust; Other Miscellaneous Provisions

.

Subject to the provisions of the last paragraph of Section 1003, all cash and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1305, the “Trustee”) pursuant to Section 1304 in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as their own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money or Government Securities need not be segregated from other funds except to the extent required by law.

The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon Issuer Request any money or Government Securities held by it as provided in Section 1304 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance, as applicable, in accordance with this Article.

SECTION 1306.       Reinstatement

.

If the Trustee or any Paying Agent is unable to apply any money or Government Securities in accordance with Section 1305 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ and each Guarantor’s obligations under this Indenture and the Outstanding Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 1302 or 1303, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with Section 1305; provided, however, that if the Issuers make any payment of principal of (or premium, if any) or interest on any Note following the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE FOURTEEN

SECURITY

SECTION 1401.       Collateral and Security Documents.

The due and punctual payment of the principal of and interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest on the Notes and performance of all other obligations of the Issuers and the Guarantors to the Holders, the Trustee or the Notes Collateral Agent under this Indenture, the Notes, the Intercreditor Agreement, the Collateral Trust Agreement and the Security Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents, which define the terms of the Liens that secure the obligations, subject to the terms of the Intercreditor Agreement and, with respect to the Trust Collateral, the Collateral Trust Agreement.  The Trustee and the Issuers hereby acknowledge and agree that the Notes Collateral Agent and the Collateral Trustee with respect to the Trust Collateral holds the Collateral in trust for the benefit of the Noteholder Secured Parties, in each case pursuant to the terms of the Security Documents, the Collateral Trust Agreement (with respect to the Trust Collateral) and the Intercreditor Agreement.  Each Holder, by accepting a Note, consents and agrees to the terms of the Security Documents, the Collateral Trust Agreement (with respect to the Trust Collateral)and the Intercreditor Agreement , in each case, including the provisions providing for the possession, use, release and foreclosure of Collateral, as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture, the Collateral Trust Agreement (with respect to the Trust Collateral) and the Intercreditor Agreement, and authorizes and directs the Notes Collateral Agent to enter into the Security Documents, the Collateral Trust Agreement and the Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith.  The Issuers shall deliver to the Notes Collateral Agent copies of all documents executed and delivered pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 1401, to assure and confirm to the Notes Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed.  The Issuers shall, and shall cause the Subsidiaries of the Issuers to, take any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Obligations under this Indenture, the Notes and the Security Documents, a valid and enforceable perfected Lien and security interest in and on all of the Security Agreement Collateral (subject to the terms of the Intercreditor Agreement), in favor of the Notes Collateral Agent for the benefit of the Noteholder Secured Parties and on all of the Trust Collateral (subject to the terms of the Collateral Trust Agreement), in favor of the Collateral Trustee for the benefit of the Noteholder Secured Parties.  The Trustee hereby authorizes and requires the Issuers to make, and to cause the Subsidiaries of the Issuers to, and each Subsidiary to make, all filings (including filings of continuation statements and amendments to financing statements that may be necessary to continue the effectiveness of such financing statements) or recordings and take all other actions as are necessary or required by the Security Documents to maintain (at the sole cost and expense of the Issuers and its Subsidiaries) the security interest created by the Security Documents in the Collateral (other than with respect to any Collateral the security interest in which is not required to be perfected under the Security Documents) as a perfected first priority security interest subject only to Permitted Liens.

SECTION 1402.       Recordings and Opinions.

(a)           To the extent applicable, the Issuers will cause TIA § 313(b), relating to reports and TIA § 314(d), relating to the release of property or securities subject to the Lien of the Security Documents, to be complied with.

(b)           Any release of Collateral permitted by Section 1403 hereof will be deemed not to impair the Liens under this Indenture and the Security Agreement and the other Security Documents in contravention thereof.  Any certificate or opinion required by TIA § 314(d) may be made by an officer or legal counsel, as applicable, of the Issuers except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected by or reasonably satisfactory to the Trustee.

(c)           Notwithstanding anything to the contrary in this Section 1402, the Issuers will not be required to comply with all or any portion of TIA § 314(d) if they determine, in good faith, that under the terms of TIA § 314(d) or any interpretation or guidance as to the meaning thereof of the Commission and its staff, including “no action” letters or exemptive orders (whether issued to the Issuer or any other person), all or any portion of TIA § 314(d) is inapplicable to any release or series of releases of Collateral.  Without limiting the generality of the foregoing, the Issuers and the Guarantors may, subject to the other provisions of this Indenture, among other things, without any release or consent by the Noteholder Secured Parties, conduct ordinary course activities with respect to the Collateral, including, without limitation, (i) selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Security Documents that has become worn out, defective, obsolete or not used or useful in the business; (ii) abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of this Indenture or any of the Security Documents; (iii) surrendering or modifying any franchise, license or permit subject to the Lien of the Security Documents that it may own or under which it may be operating; (iv) altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances; (v) granting a license of any intellectual property; (vi) selling, transferring or otherwise disposing of inventory in the ordinary course of business; (vii) collecting accounts receivable in the ordinary course of business as permitted by Section 1018; (viii) making cash payments (including for the repayment of Indebtedness or interest) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by this Indenture and the Security Documents; and (ix) abandoning any intellectual property that is no longer used or useful in the Issuers business.

SECTION 1403.       Release of Collateral.

(a)           Subject to Sections 1402(b) and 1404 hereof, Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents, the Intercreditor Agreement, the Collateral Trust Agreement or as provided hereby.  The Issuers and the Guarantors will be entitled to a release of property and other assets included in the Collateral from the Liens securing the Notes and the Guarantees, and the Trustee (subject to its receipt of an Officer’s Certificate and Opinion of Counsel as provided below) shall release, or instruct the Notes Collateral Agent to release (or to instruct the Collateral Trustee to release), as applicable, the same from such Liens as the Issuers’ sole cost and expense, under one or more of the following circumstances:

(1)           to enable the Issuers or any Guarantor to sell, exchange or otherwise dispose of any of the Collateral to the extent not prohibited under Section 1018 other than any disposition to the Issuers or another Guarantor;

(2)           pursuant to the terms of the Intercreditor Agreement or the Collateral Trust Agreement;

(3)           in the case of a Guarantor that is released from its Guarantee with respect to the Notes, the release of the property and assets of such Guarantor;

(4)           pursuant to an amendment or waiver in accordance with Article Nine of this Indenture; or

(5)           if the Notes have been discharged or defeased pursuant to Article Four or Article Thirteen.

(b)           Upon receipt of an Officers’ Certificate and an Opinion of Counsel certifying that all conditions precedent under this Indenture and the Security Documents (and TIA § 314(d), if applicable), if any, to such release have been met and any necessary or proper instruments of termination, satisfaction or release prepared by the Issuers, the Trustee shall, or shall cause the Notes Collateral Agent to (or instruct the Collateral Trustee to), execute, deliver or acknowledge (at the Issuers’ expense) such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents or the Intercreditor Agreement or the Collateral Trust Agreement; provided that the Issuers will not be required to comply with all or any portion of TIA § 314(d) if they determine, in good faith, that under the terms of TIA § 314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no-action” letters or exemptive orders (whether issued to the Issuers or any other person), all or any portion of TIA § 314(d) is inapplicable to any release or series of releases of Collateral.  Neither the Trustee nor the Notes Collateral Agent shall be liable for any such release undertaken in good faith in conclusive reliance upon any such Officers’ Certificate or Opinion of Counsel, and notwithstanding any term hereof or in any Security Document to the contrary, the Trustee and Notes Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officers’ Certificate and Opinion of Counsel.

SECTION 1404.       [Intentionally Deleted].

SECTION 1405.       Suits To Protect the Collateral

.

Subject to the provisions of Article Six hereof, the Security Documents, the Collateral Trust Agreement and the Intercreditor Agreement, the Trustee in its sole discretion and without the consent of the Holders, on behalf of the Holders, may or may direct the Notes Collateral Agent to take all actions it deems necessary or appropriate in order to:

(a)           enforce any of the terms of the Security Documents; and

(b)           collect and receive any and all amounts payable in respect of the obligations hereunder.

Subject to the provisions of the Security Documents, the Intercreditor Agreement and the Collateral Trust Agreement, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee, in its sole discretion, may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Lien on the Collateral or be prejudicial to the interests of the Holders or the Trustee).  Nothing in this Section 1405 shall be considered to impose any such duty or obligation to act on the part of the Trustee.

SECTION 1406.       Authorization of Receipt of Funds by the Trustee Under the Security Documents.

Subject to the provisions of the Intercreditor Agreement and the Collateral Trust Agreement, the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

SECTION 1407.       Purchaser Protected.

In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Notes Collateral Agent or the Trustee to execute (or to direct the Collateral Trustee to execute) the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article Fourteen to be sold be under any obligation to ascertain or inquire into the authority of the Issuers or the applicable Guarantor to make any such sale or other transfer.

SECTION 1408.       Powers Exercisable by Receiver or Trustee.

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article Fourteen upon the Issuers or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuers or a Guarantor or of any officer or officers thereof required by the provisions of this Article Fourteen; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

SECTION 1409.       Release upon Termination of the Issuers’ Obligations.

In the event that the Issuers delivers to the Trustee, in form and substance reasonably acceptable to it, an Officers’ Certificate certifying that (i) payment in full of the principal of, together with accrued and unpaid interest (including additional interest, if any) on, the Notes and all other Obligations under this Indenture, the Guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid or (ii) the Issuers shall have exercised their Legal Defeasance option or its Covenant Defeasance option, in each case in compliance with the provisions of Article Thirteen, the Trustee shall deliver to the Issuers and the Notes Collateral Agent a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral (other than with respect to funds held by the Trustee pursuant to Article Thirteen), and any rights it has under the Security Documents, and upon receipt by the Notes Collateral Agent of such notice, the Notes Collateral Agent shall be deemed not to hold a Lien in the Security Agreement Collateral on behalf of the Trustee and shall do or cause to be done all acts reasonably necessary to release such Lien as soon as is reasonably practicable.

SECTION 1410.       Notes Collateral Agent.

(a)           The Trustee and each of the Holders by acceptance of the Notes hereby designates and appoints the Notes Collateral Agent as its collateral agent under this Indenture, the Security Agreement, the Security Documents, the Collateral Trust Agreement and the Intercreditor Agreement and the Trustee and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Notes Collateral Agent to take such action on its behalf under the provisions of this Indenture, the Security Agreement, the Security Documents, the Collateral Trust Agreement and the Intercreditor Agreement and to exercise such powers and perform such duties as are expressly delegated to the Notes Collateral Agent by the terms of this Indenture, the Security Agreement, the Security Documents, the Collateral Trust Agreement and the Intercreditor Agreement, together with such powers as are reasonably incidental thereto.  The Notes Collateral Agent agrees to act as such on the express conditions contained in this Section 1410.  The provisions of this Section 1410 are solely for the benefit of the Notes Collateral Agent and none of the Trustee, any of the Holders nor the Issuers or any of the Guarantors shall have any rights as a third party beneficiary of any of the provisions contained herein other than as expressly provided in Section 1403.  Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Security Agreement, the Security Documents, the Collateral Trust Agreement and the Intercreditor Agreement, the Notes Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the Security Documents, nor shall the Notes Collateral Agent have or be deemed to have any fiduciary relationship with the Trustee, any Holder or the Issuers or any Guarantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Security Agreement, the Security Documents, the Collateral Trust Agreement and the Intercreditor Agreement or otherwise exist against the Notes Collateral Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Notes Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.  Except as expressly otherwise provided in this Indenture, the Notes Collateral Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Notes Collateral Agent is expressly entitled to take or assert under this Indenture, the Security Agreement, the Security Documents, the Collateral Trust Agreement and the Intercreditor Agreement, including the exercise of remedies pursuant to Article Five, and any action so taken or not taken shall be deemed consented to by the Trustee and the Holders.

(b)           The Notes Collateral Agent may execute any of its duties under this Indenture, the Security Documents, the Collateral Trust Agreement or the Intercreditor Agreement by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Notes Collateral Agent shall not be responsible for the negligence or misconduct of any agent, employee or attorney-in-fact that it selects as long as such selection was made without negligence or willful misconduct.

(c)           None of the Notes Collateral Agent or any of its agents or employees shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own negligence or willful misconduct) or under or in connection with the Security Agreement, any Security Document, the Collateral Trust Agreement or Intercreditor Agreement or the transactions contemplated thereby (except for its own negligence or willful misconduct), or (ii) be responsible in any manner to the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Issuers or any Guarantor, contained in this or any Indenture, or in any certificate, report, statement or other document referred to or provided for in, or received by the Notes Collateral Agent under or in connection with, this or any other Indenture, the Security Agreement, the Security Documents, the Collateral Trust Agreement or the Intercreditor Agreement, or the validity, effectiveness, genuineness, enforceability or sufficiency of this or any other Indenture, the Security Agreement, the Security Documents, the Collateral Trust Agreement or the Intercreditor Agreement, or for any failure of the Issuers or any Guarantor or any other party to this Indenture, the Security Agreement, the Security Documents, the Collateral Trust Agreement or the Intercreditor Agreement to perform its obligations hereunder or thereunder.  None of the Notes Collateral Agent or any of its agents or employees shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this or any other Indenture, the Security Agreement, the Security Documents, the Collateral Trust Agreement or the Intercreditor Agreement or to inspect the properties, books or records of the Issuers or any Guarantor.

(d)           The Notes Collateral Agent shall be entitled to conclusively rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, facsimile or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Issuers or any Guarantor), independent accountants and other experts and advisors selected by the Notes Collateral Agent.  The Notes Collateral Agent shall be fully justified in failing or refusing to take any action under this or any other Indenture, the Security Documents or the Intercreditor Agreement unless it shall first receive such advice or concurrence of the Trustee as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability, claims, loss and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Notes Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this or any other Indenture, the Security Documents, the Collateral Trust Agreement or the Intercreditor Agreement in accordance with a request or consent of the Trustee and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.

(e)           The Notes Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Notes Collateral Agent shall have received written notice from the Trustee or the Issuers referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Notes Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article Five (subject to Section 1410); provided, however, that unless and until the Notes Collateral Agent has received any such request, the Notes Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

(f)            Wells Fargo Bank, National Association and its Affiliates (and any successor Notes Collateral Agent and its Affiliates) may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with the Issuers and the Guarantors as though it was not the Notes Collateral Agent hereunder and without notice to or consent of the Trustee.  The Trustee and the Holders acknowledge that, pursuant to such activities, Wells Fargo Bank, National Association or its Affiliates (and any successor Notes Collateral Agent and its Affiliates) may receive information regarding the Issuers and the Guarantors (including information that may be subject to confidentiality obligations in favor of the Issuers and the Guarantors) and acknowledge that the Notes Collateral Agent shall not be under any obligation to provide such information to the Trustee or the Holders.  Nothing herein shall impose or imply any obligation on the part of Wells Fargo Bank, National Association (or any successor Notes Collateral Agent) to advance funds.

(g)           The Notes Collateral Agent may resign at any time upon thirty (30) days prior written notice to the Trustee and the Issuers, such resignation to be effective upon the acceptance of a successor agent to its appointment as Notes Collateral Agent.  If the Notes Collateral Agent resigns under this Indenture, the Trustee, subject to the consent of the Issuers (which shall not be unreasonably withheld and which shall not be required during a continuing Event of Default), shall appoint a successor Notes Collateral Agent.  If no successor notes collateral agent is appointed prior to the intended effective date of the resignation of the Notes Collateral Agent (as stated in the notice of resignation), the Notes Collateral Agent may appoint, after consulting with the Trustee, subject to the consent of the Issuers (which shall not be unreasonably withheld and which shall not be required during a continuing Event of Default), a successor notes collateral agent.  If no successor notes collateral agent is appointed and consented to by the Issuers pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Notes Collateral Agent shall be entitled to petition at the expense of the Issuers a court of competent jurisdiction to appoint a successor.  Upon the acceptance of its appointment as successor notes collateral agent hereunder, such successor notes collateral agent shall succeed to all the rights, powers and duties of the retiring Notes Collateral Agent, and the term “Notes Collateral Agent” shall mean such successor notes collateral agent, and the retiring Notes Collateral Agent’s appointment, powers and duties as the Notes Collateral Agent shall be terminated.  After the retiring Notes Collateral Agent’s resignation hereunder, the provisions of this Section 1410 (and Section 1412) shall continue to inure to its benefit and the retiring Notes Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Notes Collateral Agent under this Indenture.

(h)           The Trustee shall initially act as Notes Collateral Agent and shall be authorized to appoint co-Notes Collateral Agents as necessary in its sole discretion.  Except as otherwise explicitly provided herein or in the Security Documents or the Intercreditor Agreement, neither the Notes Collateral Agent nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The Notes Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Notes Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct or gross negligence.

(i)            The Trustee, as such and as Notes Collateral Agent, is authorized and directed by the Holders and the Holders by acquiring the Notes and deemed to have authorized the Trustee and Notes Collateral Agent to (i) enter into the Security Agreement and the Security Documents, (ii) enter into the Collateral Trust Agreement and the Intercreditor Agreement, (iii) bind the Holders on the terms as set forth in the Security Agreement, the Security Documents, the Collateral Trust Agreement and the Intercreditor Agreement and (iv) perform and observe its obligations under the Security Agreement, the Security Documents, the Collateral Trust Agreement and the Intercreditor Agreement.

(j)            The Trustee agrees that it shall not be obliged to instruct the Notes Collateral Agent to, unless specifically requested to do so in writing by a majority of the Holders, take or cause to be taken any action to enforce its rights under this Indenture or against the Issuers and the Guarantors, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(k)           The Trustee is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession.  Should the Trustee obtain possession of any such Collateral, upon written request from the Issuers, the Trustee shall notify the Notes Collateral Agent thereof, and, promptly upon the Notes Collateral Agent’s request therefor, shall deliver such Collateral to the Notes Collateral Agent or otherwise deal with such Collateral in accordance with the Notes Collateral Agent’s instructions.

(l)            The Notes Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by the Issuers and the Guarantors or is cared for, protected or insured or has been encumbered, or that the Notes Collateral Agent’s Liens or the Collateral Trustee’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Grantor’s property constituting collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or, except as expressly provided in the Security Documents, to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Notes Collateral Agent pursuant to this Indenture, any Security Document or the Intercreditor Agreement, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Notes Collateral Agent may act in any manner it may deem appropriate, in its sole discretion given the Notes Collateral Agent’s own interest in the Collateral, and that the Notes Collateral Agent shall have no other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing.

(m)          If the Issuers (i) incur any obligations in respect of Lenders Debt at any time when no intercreditor agreement is in effect or at any time when Indebtedness constituting Lenders Debt entitled to the benefit of an existing Intercreditor Agreement is concurrently retired, and (ii) deliver to the Notes Collateral Agent an Officers’ Certificate so stating and requesting the Notes Collateral Agent to enter into an intercreditor agreement (on substantially the same terms as the Intercreditor Agreement) in favor of a designated agent or representative for the holders of the Lenders Debt so incurred, the Notes Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Issuers, including legal fees and expenses of the Notes Collateral Agent), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder.

(n)           No provision of this Indenture, the Security Agreement, the Collateral Trust Agreement, the Intercreditor Agreement or any Security Document shall require the Notes Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Notes Collateral Agent) if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.

(o)           The Notes Collateral Agent (i) shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers, or for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Notes Collateral Agent was grossly negligent in ascertaining the pertinent facts, (ii) shall not be liable for interest on any money received by it except as the Notes Collateral Agent may agree in writing with the Issuers (and money held in trust by the Notes Collateral Agent need not be segregated from other funds except to the extent required by law), (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel, and (iv) in no event shall the Notes Collateral Agent be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Notes Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.  The grant of permissive rights or powers to the Notes Collateral Agent shall not be construed to impose duties to act.

SECTION 1411.       Designations.

Except as provided in the next sentence, for purposes of the provisions hereof and of the Inter-creditor Agreement requiring the Issuers to designate Indebtedness for the purposes of the terms “Lenders Debt” and “Other Pari Passu Lien Obligations” or any other such designations hereunder or under the Intercreditor Agreement, any such designation shall be sufficient if the relevant designation is set forth in writing, signed on behalf of the Issuers by an Officer and delivered to the Trustee, the Notes Collateral Agent and the ABL Agent.  For all purposes hereof and the of Intercreditor Agreement, the Issuers hereby designates the Obligations pursuant to the ABL Facility as “Lenders Debt.”

SECTION 1412.       Compensation and Indemnification.

The Notes Collateral Agent shall be entitled to the compensation and indemnification set forth in Section 607 (with the references to the Trustee therein being deemed to refer to the Notes Collateral Agent).

SECTION 1413.       Intercreditor Agreement, Collateral Trust Agreement, Security Agreement and Other Security Documents.

The Trustee and Notes Collateral Agent is each hereby directed and authorized to execute and deliver the Collateral Trust Agreement, the Intercreditor Agreement, the Security Agreement and any other Security Documents in which it is named as a party.  It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Notes Collateral Agent are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose.  Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under or pursuant to, the Collateral Trust Agreement, the Intercreditor Agreement, the Security Agreement or any other Security Documents, the Trustee and Notes Collateral Agent each shall have all of the rights, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).

SECTION 1414.       Rule 3-16 of Regulation S-X.

Notwithstanding anything to the contrary set forth in Article Fourteen or any Security Document, the Equity Interests of a Restricted Subsidiary will constitute Collateral only to the extent that such Equity Interests can secure the Notes without Rule 3-16 of Regulation S-X under the Securities Act (or any other law, rule or regulation) requiring separate financial statements of such Restricted Subsidiary to be filed with the Commission. In the event that Rule 3-16 of Regulation S-X under the Securities Act requires or is amended, modified or interpreted by the Commission to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, that would require) the filing with the Commission of separate financial statements of any Restricted Subsidiary due to the fact that such Restricted Subsidiary’s Equity Interests secures the Notes, then the Equity Interests of such Restricted Subsidiary  need not be pledged pursuant to this Section 14.14 and the Security Documents, and shall automatically be deemed released and not to be, and not to have been, part of the Collateral, but only to the extent necessary not to be subject to such requirement. In such event, the Security Documents may be amended or modified, without the consent of any Holder, to the extent necessary to evidence the release of Liens on the Equity Interests that is so deemed to no longer constitute part of the Collateral and the Trustee and Notes Collateral Agent are hereby authorized by each Holder to execute, or to authorize the execution of or the filing of, any agreement, document or instrument prepared by the Issuer in order to evidence such release or to otherwise give effect to this Section 14.14.

In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the Commission to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Restricted Subsidiary’s Equity Interests to secure the Notes in excess of the amount then pledged without the filing with the Commission of separate financial statements of such Restricted Subsidiary, then the Equity Interests of such Restricted Subsidiary shall automatically be deemed to be a part of the Collateral but only to the extent necessary to not be subject to any such financial statement requirement. In such event, the Security Documents may be amended or modified, without the consent of any Holder, to the extent necessary to subject such Equity Interests to the Liens under the Security Documents and the Issuers or such Restricted Subsidiary, as applicable, shall take all such necessary steps to effectuate such Lien.

                                In accordance with the limitations set forth in the immediately two preceding paragraphs as in effect on the date hereof, the Collateral will include Equity Interests of any Restricted Subsidiaries only to the extent that the applicable value of such Equity Interests (on a Restricted Subsidiary-by-Restricted Subsidiary basis) is less than 20% of the aggregate principal amount of the Notes outstanding. Accordingly, the portion of the Equity Interests of Restricted Subsidiaries constituting Collateral in the future may decrease or increase as described above.

ARTICLE FIFTEEN

RANKING OF NOTE LIENS

SECTION 1501.       Relative Rights.

Nothing in this Indenture or the Intercreditor Agreement will impair, as between the Issuers and Holders, the obligation of the Issuers, which is absolute and unconditional, to pay principal of, premium and interest on such Notes in accordance with their terms or to perform any other obligation of the Issuers or any Guarantor under this Indenture, the Notes, the Guarantees and any Security Documents.

[Signature pages follow]

TRAC Intermodal LLC

By /s/ Chris Annese
Name: Chris Annese
Title: Chief Financial Officer

TRAC Intermodal Corp.

By /s/ Chris Annese
Name: Chris Annese
Title: Chief Financial Officer

Guarantor:
Interpool, Inc.

By /s/ Chris Annese
Name: Chris Annese
Title: Chief Financial Officer

Guarantor:
TRAC Lease, Inc.

By /s/ Chris Annese
Name: Chris Annese
Title: Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By /s/ Richard Prokosch
Name: Richard Prokosch
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Notes Collateral Agent

By /s/ Richard Prokosch
Name: Richard Prokosch
Title: Vice President

Guarantors

NAME OF COMPANY	STATE OF INCORPORATION
Interpool, Inc.	DE
Trac Lease, Inc.	DE

EXHIBIT A

[FACE OF NOTE]

TRAC INTERMODAL LLC

TRAC INTERMODAL CORP
11% Senior Secured Note due 2019

No.	CUSIP No.
$

TRAC INTERMODAL LLC, a Delaware limited liability company (the “Company,” which term includes any successor Person under the Indenture hereinafter referred to) and TRAC INTERMODAL CORP., a Delaware corporation (the “Co-Issuer,” which term includes any successor Person under the Indenture hereinafter referred to, and, together with the Company, the “Issuers”), for value received, promises to pay to        , or its registered assigns, the principal sum of                          Dollars ($       ), on August 15, 2019.

Interest Rate:	11% per annum.
Interest Payment Dates:	February 15 and August 15 of each year commencing February 15, 2013.
Regular Record Dates:	February 1 and August 1 of each year.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by its duly authorized officers.

TRAC INTERMODAL LLC

By:
Name:
Title:

TRAC INTERMODAL CORP.

By:
Name:
Title:

(Form of Trustee’s Certificate of Authentication)

This is one of the 11% Senior Secured Notes due 2019 referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

[REVERSE SIDE OF NOTE]

TRAC INTERMODAL LLC

TRAC INTERMODAL CORP

11% Senior Secured Note due 2019

1.             Principal and Interest.

The Issuers will pay the principal of this Note on August 15, 2019.

The Issuers promise to pay interest and Additional Interest, if any, on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate of 11% per annum [(subject to adjustment as provided below)] [except that interest accrued on this Note pursuant to the fourth paragraph of this Section 1 for periods prior to the applicable dates on which the Exchange Offer Registration Statement or Shelf Registration Statement (as such terms are defined in the Registration Rights Agreement referred to below) become effective will accrue at the rate or rates borne by the Notes from time to time during such periods].(1)

Interest, and Additional Interest, if any, will be payable semi-annually (to the Holders of record of the Notes (or any Predecessor Notes)) at the close of business on February 15 or August 15 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing February 15, 2013.

[The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated August 9, 2012, among the Issuers, the Guarantors and the Initial Purchasers named therein (the “Registration Rights Agreement”).](2)

Interest on this Note will accrue from the most recent date to which interest has been paid [on this Note or the Note surrendered in exchange herefor](3) or, if no interest has been paid, from August 9, 2012; provided that, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Issuers shall pay interest and Additional Interest if any, on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Notes.

(1)           Include only for Exchange Note.

(2)           Include only for Initial Note.

(3)           Include only for Exchange Note.

2.             Method of Payment.

The Issuers will pay interest (except defaulted interest) and Additional Interest, if any, on the principal amount of the Notes on each February 15 and August 15 to the Persons who are Holders (as reflected in the Note Register at the close of business on February 1 and August 1 immediately preceding the Interest Payment

Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such Regular Record Date; provided that, with respect to the payment of principal, the Issuers will make payment to the Holder that surrenders this Note to any Paying Agent on or after August 15, 2019.

The Issuers will pay principal (premium, if any) and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of the Issuers maintained for such purpose, at the option of the Issuers, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the Note Register of Holders; provided that all payments of principal, premium, if any, and interest, if any, with respect to Notes represented by one or more Global Notes registered in the name of or held by Depositary or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof.  Until otherwise designated by the Issuers, the Issuers’ office or agency shall be the office of the Trustee maintained for such purpose.  If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.             Paying Agent and Note Registrar.

Initially, the Trustee will act as Paying Agent and Note Registrar.  The Issuers may change any Paying Agent or Note Registrar upon written notice thereto.  The Issuers or any Guarantor may act as Paying Agent, Note Registrar or co-registrar.

4.             Indenture; Limitations.

The Issuers issued the Notes under an Indenture dated as of August 9, 2012 (the “Indenture”), among the Issuers, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”).  Capitalized terms herein are used as defined in the Indenture unless otherwise indicated.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms.  To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

The Notes are senior secured obligations of the Issuers.  The Indenture does not limit the aggregate principal amount of the Notes.

5.             Redemption.

Optional Redemption.  Except as described below, the Notes are not redeemable at the Issuers’ option until August 15, 2015.  From and after August 15, 2015, the Issuers may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice by first-class mail, postage prepaid, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the Note Register at the Redemption Prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to, but not including, the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on August 15 of each of the years indicated below:

Year	Percentage
2015	108.250%
2016	105.500%
2017	102.750%
2018 and thereafter	100.000%

At any time prior to August 15, 2015, the Issuers may, at their option, redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture at a Redemption Price equal to 111.0% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date, with the net proceeds of one or more Equity Offerings of the Company or any direct or indirect parent entity of the Company to the extent such net proceeds are contributed to the capital of the Company; provided that at least 65% of the sum of the aggregate principal amount of Notes remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

At any time prior to August 15, 2015, the Issuers may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail, postage prepaid, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the Note Register, at a Redemption Price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the Redemption Date, subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date.

6.             Repurchase upon a Change in Control and Asset Sales.

Upon the occurrence of (a) a Change in Control, the Holders of the Notes will have the right to require that the Issuers purchase such Holder’s outstanding Notes, in whole or in part, at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of purchase and (b) Asset Sales, the Issuers may be obligated to make offers to purchase Notes and Other Pari Passu Lien Obligations with a portion of the Net Proceeds of such Asset Sales at a redemption price of 100% of the principal amount thereof (or, in the case of any Other Pari Passu Lien Obligations offered at a significant original issue discount, 100% of the accreted value thereof, if permitted by the relevant indenture or other agreement governing such Other Pari Passu Lien Obligations), plus accrued and unpaid interest, if any, to the date of purchase.

7.             Denominations; Transfer; Exchange.

The Notes are in registered form without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.  A Holder may register the transfer or exchange of Notes in accordance with the Indenture.  The Note Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Note Registrar need not register the transfer or exchange of any Notes (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes for redemption under Section 1104 of this Indenture and ending at the close of business on the day of such mailing, (ii) selected for redemption (except the unredeemed portion of any Note being redeemed in part) and (iii) between a Record Date and the next succeeding Interest Payment Date.

8.             Persons Deemed Owners.

A registered Holder may be treated as the owner of a Note for all purposes.

9.             Unclaimed Money.

If money for the payment of principal (premium, if any) or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Issuers at its written request.  After that, Holders entitled to the money must look to the Issuers for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10.          Discharge and Defeasance Prior to Redemption or Maturity.

Subject to certain conditions, the Issuers at any time shall be entitled to terminate some or all of its obligations under the Notes and the Indenture if the Issuers deposits with the Trustee money or Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

11.          Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture, the Security Documents, the Intercreditor Agreement or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes, and any existing Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes.  Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture, the Security Documents or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially adversely affect the rights of any Holder.

12.          Restrictive Covenants.

The Indenture contains certain covenants, including, without limitation, covenants with respect to the following matters: (i) Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock; (ii) Restricted Payments; (iii) Transactions with Affiliates; (iv) Liens; (v) Purchase of Notes upon a Change in Control; (vi) Disposition of Proceeds of Asset Sales; (vii) Guarantees of Indebtedness by Restricted Subsidiaries; (viii) Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries; and (ix) Merger, Consolidation or Sale of all or Substantially all Assets.  Certain of the restrictive covenants are subject to suspension in accordance with the Indenture upon the Notes achieving an Investment Grade Rating.

13.          Successor Persons.

When a successor Person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor Person will be released from those obligations.

14.          Remedies for Events of Default.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes may declare all the Notes to be immediately due and payable.  If a bankruptcy or insolvency default with respect to the Issuers or any of their Significant Subsidiaries occurs and is continuing, the Notes automatically become immediately due and payable.  Holders may not enforce the Indenture, the Security Documents, the Intercreditor Agreement or the Notes except as provided in the Indenture.  The Trustee and the Notes Collateral Agent may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Notes.  Subject to certain limitations, Holders of at least a majority in aggregate principal amount of the Outstanding Notes may direct the Trustee in its exercise of any trust or power.

15.          Guarantees.

The Issuers’ obligations under the Notes are fully, irrevocably and unconditionally guaranteed on a senior secured basis, to the extent set forth in the Indenture, by each of the Guarantors.

16.          Trustee Dealings with Company.

The Trustee or the Notes Collateral Agent under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Issuers and their Affiliates as if it were not the Trustee or the Notes Collateral Agent.

17.          Authentication.

This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

18.          Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to TRAC Intermodal LLC, 211 College Road East, Princeton, New Jersey, 08540, Attention: General Counsel.

19.          Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes.

In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of August 9, 2012, between the Issuers and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, between the Issuers and the other parties thereto, relating to rights given by the Issuers to the purchasers of any Additional Notes (collectively, the “Registration Rights Agreement”).

20.          GOVERNING LAW.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*                 Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 1017 or 1018 of the Indenture, check the appropriate box below:

☐ Section 1017	☐ Section 1018

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 1017 or Section 1018 of the Indenture, state the amount you elect to have purchased:

$_________________

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodian

*This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

TRAC Intermodal LLC

TRAC Intermodal Corp.

211 College Road East

Princeton, New Jersey, 08540

Wells Fargo Bank – DAPS Reorg.

MAC N9303-121

608 2nd Avenue South

Minneapolis, MN 55479

Telephone No.: (877) 872-4605

Fax No.: (866) 969-1290

Email: DAPSReorg@wellsfargo.com

Re: 11% Senior Secured Notes due 2019

Reference is hereby made to the Indenture, dated as of August 9, 2012 (the “Indenture”), among TRAC Intermodal LLC., a Delaware limited liability company (the “Company”), TRAC Intermodal Corp., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee and as notes collateral agent.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_______________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $_______ in such Note[s] or interests (the “Transfer”), to _______________ (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.                                      ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.                                      ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Temporary Global Note, the Regulation S Permanent Global Note or a Restricted Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.                                      ☐ Check if Transferee will take delivery of a beneficial interest in a Restricted Definitive Note pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)                                 ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)                                 ☐ such Transfer is being effected to the Issuers or a subsidiary thereof;

or

(c)                                  ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)                                 ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.                                      ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)                                 Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)                                 Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)                                  Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.                                      The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)                               ☐ a beneficial interest in the:

(i)                                     ☐ 144A Global Note (CUSIP       ), or

(ii)                                  ☐ Regulation S Global Note (CUSIP       ), or

(iii)                               ☐ Unrestricted Global Note (CUSIP             ); or

(b)                               ☐ a Restricted Definitive Note.

2.                                      After the Transfer the Transferee will hold:

[CHECK ONE]

(a)                                 ☐ a beneficial interest in the:

(i)                                     ☐ 144A Global Note (CUSIP       ), or

(ii)                                  ☐ Regulation S Global Note (CUSIP       ), or

(b)                                 ☐ a Restricted Definitive Note.

(c)                                  ☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

TRAC Intermodal LLC

TRAC Intermodal Corp.

211 College Road East

Princeton, New Jersey, 08540

Wells Fargo Bank – DAPS Reorg.

MAC N9303-121

608 2nd Avenue South

Minneapolis, MN 55479

Telephone No.: (877) 872-4605

Fax No.: (866) 969-1290

Email: DAPSReorg@wellsfargo.com

Re: 11% Senior Secured Notes due 2019

(CUSIP         )

Reference is hereby made to the Indenture, dated as of August 9, 2011 (the “Indenture”), among TRAC Intermodal LLC., a Delaware limited liability company (the “Company”), TRAC Intermodal Corp., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee and as notes collateral agent.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_______________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $______ in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.                                      Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.

(a)                                 ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)                                 ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)                                  ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)                                 ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.                                       Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

(a)                                 ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)                                 ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                , 20  , among (the “Guaranteeing Subsidiary”), a subsidiary of TRAC Intermodal LLC., a Delaware limited liability company (the “Company”) (or its permitted successor), the Company, TRAC Intermodal Corp., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), the other Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, a national banking association, as trustee and as notes collateral agent under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of August 9, 2012, providing for the issuance of 11% Senior Secured Notes due 2019 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 901 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.                                       CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                       AGREEMENT TO GUARANTEE.  The Guaranteeing Subsidiary hereby agrees as follows:

(a)                                 The Guaranteeing Subsidiary hereby agrees to become a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.  The Guaranteeing Subsidiary agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

(b)                                 The Guaranteeing subsidiary agrees, on a joint and several basis with all the existing Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes and the Trustee the Obligations pursuant to and subject to the other conditions set forth in Article Twelve of the Indenture of a senior basis.

3.                                       NO RECOURSE AGAINST OTHERS.  No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuers or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of the Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

4.                                       NEW YORK LAW TO GOVERN.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

5.                                       COUNTERPARTS.  This Supplemental Indenture may be executed in any number of counterparts, each of which shall be original; but such counterparts shall together constitute but one and the same instrument.  The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

6.                                       EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

7.                                       THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuers.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:  ___________, 20___

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

TRAC INTERMODAL LLC

By:
Name:
Title:

TRAC INTERMODAL CORP.

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

EXHIBIT E

INCUMBENCY CERTIFICATE

The undersigned,                        , being the                  of                  of each of TRAC Intermodal LLC and TRAC Intermodal Corp. (the “Issuers”), does hereby certify that the individuals listed below are qualified and acting officers of each of the Issuers and the Guarantors as set forth in the right column opposite their respective names and the signatures appearing in the extreme right column opposite the name of each such officer is a true specimen of the genuine signature of such officer and such individuals have the authority to execute documents to be delivered in connection with the issuance by the Issuers, as guaranteed by the Guarantors, of their Senior Secured Notes due 2019.

Name	Title	Signature

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate as of the             day of        , 20  .

By:
Name:
Title:

E-1